                                                                   Exhibit 10.19



              AMENDED, RESTATED, AND CONSOLIDATED CREDIT AGREEMENT





                            Dated as of July 24, 2002

                                      among


                        DAVEL FINANCING COMPANY, L.L.C.,

                          PHONETEL TECHNOLOGIES, INC.,

                                       and
                         CHEROKEE COMMUNICATIONS, INC,.
                                  as Borrowers,

                           DAVEL COMMUNICATIONS, INC.

                                       and

      THE NON-BORROWER DOMESTIC SUBSIDIARIES OF DAVEL COMMUNICATIONS, INC.,
                                 as Guarantors,

                          FOOTHILL CAPITAL CORPORATION,

                                    as Agent

                                       and

                            THE LENDERS NAMED HEREIN

                                TABLE OF CONTENTS


                                                                                                              Page
ARTICLE I - DEFINITIONS ..........................................................................................2
     Section 1.01     Certain Defined Terms.......................................................................2
     Section 1.02     Computation of Time Periods................................................................20
     Section 1.03     Terms Generally............................................................................20

Article II - AMOUNT AND TERMS OF THE LOANs.......................................................................20
     Section 2.01     The Loans........................................................ERROR! BOOKMARK NOT DEFINED.
     Section 2.02     Conversion of Existing Indebtedness........................................................20
     Section 2.03     Interest; Fees, and Repayment..............................................................20
     Section 2.04     Prepayments................................................................................22
     Section 2.05     Payments and Computations..................................................................24
     Section 2.06     Evidence of Indebtedness; Registered Notes.................................................25
     Section 2.07     Joint and Several Liability of Borrowers...................................................26
     Section 2.08     Cash Management............................................................................28

Article III - GUARANTY ..........................................................................................29
     Section 3.01     Guaranty of Payment........................................................................29
     Section 3.02     Obligations Unconditional..................................................................29
     Section 3.03     Modifications..............................................................................30
     Section 3.04     Waiver of Rights...........................................................................30
     Section 3.05     Reinstatement..............................................................................30
     Section 3.06     Remedies...................................................................................30
     Section 3.07     Limitation of Guaranty.....................................................................31
     Section 3.08     Rights of Contribution.....................................................................31

Article IV - CONDITIONS OF LENDING...............................................................................31
     Section 4.01     Conditions Precedent to the Loans..........................................................31

Article V - REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.................................................35
     Section 5.01     Representations and Warranties of the Credit Parties.......................................35

Article VI - COVENANTS OF THE credit parties.....................................................................42
     Section 6.01     Affirmative Covenants......................................................................42
     Section 6.02     Negative Covenants.........................................................................49

Article VII - EVENTS OF DEFAULT..................................................................................53
     Section 7.01     Events of Default..........................................................................53
     Section 7.02     Acceleration; Remedies.....................................................................56
     Section 7.03     Allocation of Payments After Event of Default..............................................57

Article VIII - AGENT; THE LENDERS................................................................................57

     Section 8.01     Appointment and Authorization of Agent.....................................................57
     Section 8.02     Delegation of Duties.......................................................................58
     Section 8.03     Liability of Agent.........................................................................58
     Section 8.04     Reliance by Agent..........................................................................59
     Section 8.05     Notice of Default or Event of Default......................................................59
     Section 8.06     Credit Decision............................................................................59
     Section 8.07     Costs and Expenses; Indemnification........................................................60
     Section 8.08     Agent in Individual Capacity...............................................................60
     Section 8.09     Successor Agent............................................................................61
     Section 8.10     Lender in Individual Capacity..............................................................61
     Section 8.11     Withholding Taxes..........................................................................61
     Section 8.12     Collateral Matters.........................................................................63
     Section 8.13     Restrictions on Actions by Lenders; Sharing of Payments....................................64
     Section 8.14     Agency for Perfection......................................................................65
     Section 8.15     Payments by Agent to the Lenders...........................................................65
     Section 8.16     Concerning the Collateral and Related Loan Documents.......................................65
     Section 8.17     Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
                      Reports and Information....................................................................65
     Section 8.18     Several Obligations; No Liability..........................................................66
     Section 8.19     Legal Representation of Agent..............................................................67

Article IX - MISCELLANEOUS ......................................................................................67
     Section 9.01     Amendments, Etc............................................................................67
     Section 9.02     Notices....................................................................................68
     Section 9.03     No Waiver; Remedies........................................................................69
     Section 9.04     Benefit of Agreement.......................................................................69
     Section 9.05     Payment of Expenses; Indemnification.......................................................71
     Section 9.06     Counterparts/Telecopy......................................................................72
     Section 9.07     Headings...................................................................................72
     Section 9.08     Survival of Indemnification and Representations and Warranties.............................72
     Section 9.09     Governing Law, Jurisdiction, Waiver Of Jury Trial, Etc.....................................72
     Section 9.10     Time.......................................................................................73
     Section 9.11     Severability...............................................................................73
     Section 9.12     Further Assurances.........................................................................73
     Section 9.13     Confidentiality............................................................................74
     Section 9.14     Entirety...................................................................................73
     Section 9.15     Binding Effect; Continuing Agreement.......................................................74


                                    Schedules

Schedule 1.01(a)         -   Agent's Account
Schedule 1.01(b)             Domestic Subsidiaries
Schedule 1.01(c)         -   Loan Percentages
Schedule 1.01(d)         -   Existing Investments
Schedule 1.01(e)         -   Existing Liens
Schedule 4.01(j)         -   Officer's Certificates

Schedule 5.01(a)             Non-Qualification
Schedule 5.01(f)         -   Default Under Contracts, Leases, Etc.
Schedule 5.01(h)         -   Existing Indebtedness
Schedule 5.01(i)         -   Litigation
Schedule 5.01(l)         -   ERISA
Schedule 5.01(m)         -   Subsidiaries
Schedule 5.01(p)         -   Intellectual Property
Schedule 5.01(q)         -   Investments
Schedule 5.01(r)(i)      -   Real Property Locations
Schedule 5.01(r)(ii)     -   Chief Executive Office; Principal Place of Business
Schedule 5.01(w)         -   Asset Sales
Schedule 6.01(g)         -   Insurance
Schedule 6.02(i)         -   Affiliate Transactions

                                    Exhibits

Exhibit A                -   Budget
Exhibit 6.01(a)          -   Form of Officer's Certificate
Exhibit 6.01(k)          -   Form of Joinder Agreement
Exhibit 9.04(b)          -   Form of Assignment Agreement

              AMENDED, RESTATED, AND CONSOLIDATED CREDIT AGREEMENT

         AMENDED, RESTATED, AND CONSOLIDATED CREDIT AGREEMENT dated as of July 24, 2002 (the "Agreement"), among Davel Financing Company, L.L.C., a Delaware limited liability company ("Davel"), PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), Cherokee Communications, Inc., a Texas corporation ("Cherokee", and together with Davel and PhoneTel, individually, a "Borrower" and, collectively, the "Borrowers"), Davel Communications, Inc., a Delaware corporation ("Parent"), each of the Domestic Subsidiaries (as defined herein) of Parent or any Borrower, each of the lenders that is signatory to this Agreement (together with its successors and permitted assigns, individually, a "Lender", and, collectively, the "Lenders"), Foothill Capital Corporation, a California corporation ("Foothill"), as agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, Davel (as a borrower), Parent and certain subsidiaries of Parent (as guarantors), and the Davel Lenders are parties to the Existing Davel Credit Agreement;

         WHEREAS, PhoneTel and Cherokee (as borrowers) and the PhoneTel Lenders are parties to the Existing PhoneTel Credit Agreement;

         WHEREAS, Parent, Davel, PhoneTel, PT Merger Corp., and DF Merger Corp. are parties to the Merger Agreements, pursuant to which certain transactions have been consummated resulting in, among other things, PhoneTel becoming a wholly-owned subsidiary of Davel and Cherokee becoming a wholly-owned indirect subsidiary of Davel;

         WHEREAS, Parent, Davel, DF Merger Corp., PhoneTel, Cherokee, the Davel Lenders, and the PhoneTel Lenders are parties to the Exchange Agreement, pursuant to which (i) the Davel Lenders have assigned to Davel a portion of the debt owing under the Existing Davel Credit Agreement in exchange for the transfer by Davel to the Davel Lenders of all the issued and outstanding shares of DF Merger Corp.'s common stock (the "Davel Debt for Equity Exchange"), which shares have been converted, pursuant to the Merger Agreements, into shares of Parent's common stock, and (ii) the PhoneTel Lenders have assigned to Phonetel a portion of the debt owing under the Existing PhoneTel Credit Agreement in exchange for the issuance by PhoneTel to the PhoneTel Lenders of shares of PhoneTel's common stock (the "PhoneTel Debt for Equity Exchange"), which shares have been converted, pursuant to the Merger Agreements, into shares of Parent's common stock;

         WHEREAS, concurrently herewith and as reflected in this Agreement, the Lenders and the Credit Parties have effected (i) the assignment of a portion of the Reduced Davel Debt by the Davel Lenders to the PhoneTel Lenders and the assumption of the obligations under the Existing Davel Credit Agreement by PhoneTel and Cherokee, and (ii) the assignment of a portion of the Reduced PhoneTel Debt by the PhoneTel Lenders to the Davel Lenders and the assumption of the obligations under the Existing PhoneTel Credit Agreement by Davel; and

         WHEREAS, the parties to this Agreement have agreed to amend, restate, and consolidate the Existing Davel Credit Agreement and the Existing PhoneTel Credit Agreement, as set forth herein.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend, restate, and consolidate the Existing Davel Credit Agreement and the Existing PhoneTel Credit Agreement as follows:

                            ARTICLE I - DEFINITIONS

         SECTION 1.01 CERTAIN DEFINED TERMS. All capitalized terms used in, or incorporated by reference into, this Agreement but not otherwise defined herein shall be used herein as set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):


         "ADDITIONAL CREDIT PARTY" means each Person that becomes a Guarantor after the Closing Date, as provided in SECTION 6.01(k).


         "ADJUSTED EBITDA" means, for any period, EBITDA for such period minus all Regulatory Receipts received by any Credit Party with respect to such period.


         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or trustees of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.


         "AGENT" has the meaning specified in the preamble to this Agreement.


         "AGENT'S ACCOUNT" means the account identified on SCHEDULE 1.01(A).


         "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, and agents.


         "APPROVED FUND" means, with respect to any Lender that is a fund or trust that makes, buys or invests in commercial loans, any other fund or trust that makes, buys or invests in commercial loans and is managed by the same investment advisor as such Lender or an Affiliate thereof.

         "ASSET DISPOSITION" means the disposition of any or all of the assets of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer, condemnation or otherwise, other than transfers of assets permitted by SECTION 6.02(e).


         "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.


         "BASE RATE" means, the rate of interest announced within Wells Fargo Bank, National Association, at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.


         "BUDGET" means the Credit Parties' projected financial statements for each year-to-date period ending on the last day of each calendar month, until the Maturity Date, a copy of which is attached hereto as EXHIBIT A.


         "BORROWER" and "BORROWERS" have the meanings specified in the preamble to this Agreement.


         "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday or any other day on which banking institutions are required or authorized by law or other governmental action to be closed in Los Angeles, California.


         "CAPITAL EXPENDITURES" means all expenditures (other than expenditures incurred in connection with a Permitted Acquisition) of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.


         "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.


         "CAPITAL STOCK" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).


         "CASH IN BANK" means, with respect to any Person, all cash of such Person, located in bank accounts (other than the proceeds of the Loans and cash in accounts securing letter of credit obligations), including without limitation all cash in any depository account, concentration account or otherwise in the direct or indirect possession of such Person.


         "CASH MANAGEMENT BANK" has the meaning specified in SECTION 2.08.


         "CASH MANAGEMENT ACCOUNT" has the meaning specified in SECTION 2.08.


         "CASH MANAGEMENT AGREEMENT" means a certain cash management services agreement, in form and substance satisfactory to the Agent, which is among the Borrowers, the Agent, and one of the Cash Management Banks.

         "CHANGE OF CONTROL" means any of the following occurring after the date hereof: (a) Parent shall cease to own and control 100% of the membership or limited liability company interests of Davel (other than due to a transfer of such interests to a Person wholly-owned by Parent); (b) Davel shall cease to own and control 100% of the Voting Stock of PhoneTel (other than due to a transfer of such Voting Stock to a Person wholly-owned by Parent); (c) PhoneTel shall cease to own and control 100% of the Voting Stock of Cherokee (other than due to a transfer of such Voting Stock to a Person wholly-owned by Parent); (d) with respect to any

Guarantor, Parent or Davel, as the case may be, shall cease to own 100% of the Voting Stock of such Guarantor; or (e) with respect to Parent, (i) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 40% or more of the Voting Stock of Parent on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Parent (whether or not such securities are then currently convertible or exercisable), or (ii) during any period of two consecutive calendar years, commencing after the Merger is consummated, individuals who at the beginning of such period constituted the board of directors of Parent shall cease for any reason to constitute a majority of the directors of Parent then in office unless such new directors were elected or designated by the directors of Parent who constituted the board of directors of Parent at the beginning of such period or such directors were elected by shareholders to fill vacant seats for resigning or retiring directors that were not replaced at the time of such resignation or retirement.


         "CHEROKEE" has the meaning specified in the preamble to this Agreement.


         "CLOSING DATE" means the date on which the Loans are made in accordance with Article II and Article IV.


         "CLOSING FEE" has the meaning specified in SECTION 2.03(b).


         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations promulgated thereunder, in each case as in effect from time to time. References to sections of the Code should be construed to also refer to any successor sections.


         "COLLATERAL" has the meaning specified in the Security Agreement.


         "COLLATERAL DOCUMENTS" means the Security Agreement, and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the assets of the Credit Parties, including without limitation, the Mortgage Policies, UCC financing statements and patent and trademark filings.


         "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Borrowers.

         "COMMUNICATIONS LAW" means the Communications Act of 1934, as amended (including, without limitation, the Telecommunications Act of 1996), and all rules and regulations thereunder, or any successor statute or statutes, and all rules and regulations of the FCC or any other applicable Governmental Authority related to the provision of communication or broadcast services, each as amended or supplemented from time to time.


         "CREDIT PARTIES" means the Borrowers, the Guarantors and any Additional Credit Parties.


         "DAVEL" has the meaning specified in the preamble to this Agreement.


         "DAVEL DEBT FOR EQUITY EXCHANGE" has the meaning specified in the recitals to this Agreement.


         "DAVEL LENDERS" has the meaning specified in the Exchange Agreement.


         "DEBT ISSUANCE" means the issuance of any Indebtedness for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by SECTION 6.02(a).


         "DEFAULT" means any Event of Default or any event, act or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


         "DEFAULTING LENDER RATE" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, a rate equal to the Base Rate plus 2 percentage points.


         "DOLLARS" and "$" means dollars in lawful currency of the United States of America.


         "DOMESTIC SUBSIDIARY" means each direct and indirect Subsidiary of any Borrower that is incorporated or organized under the laws of any state of the United States or the District of Columbia whether existing as of the date hereof or hereafter created or acquired. As of the Closing Date, the Domestic Subsidiaries are as set forth on SCHEDULE 1.01(B).


         "EBITDA" means,with respect to Parent and its Subsidiaries on a consolidated basis an amount equal to (A) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property not in the ordinary course of business) or non-cash losses) PLUS (B) an amount which, in the determination of Net Income for such period, has been deducted for (1) Interest Expense (inclusive of amortization of deferred financing fees and any original issue discount) for such period, (2) total Federal, state, foreign or other income or franchise taxes for such period, (3) all depreciation and amortization for such period, all as determined in accordance with GAAP, (4) any non-cash charges related to the issuance of stock, warrants or options to management (or the exercise of such warrants or options), (5) any purchase accounting adjustments required or permitted by FASB 141 and FASB 142 and (6) other non-cash charges to the extent reflected in Net Income other than write-offs related to accounts receivable in connection with dial-around revenues recognized subsequent to the Closing Date MINUS (C) any cash expenditures relating to the non-cash charges set forth in clause (B) above (whether for such period or a prior period).


         "ELIGIBLE ASSIGNEE" means (a) any Lender; (b) any Approved Fund of a Lender, (c) an Affiliate of a Lender; (d) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000; (e) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or under the laws of a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States; (f) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000; and (g) any other Person approved by the other Lenders and the Borrowers (such approval not to be unreasonably withheld or delayed); PROVIDED THAT (i) the Borrowers' consent is not required during the existence and continuation of an Event of Default and (ii) approval by the Borrowers shall be deemed given if no objection is received by the Lenders and from the Borrowers within five Business Days after notice of such proposed assignment has been received by the Borrowers.


         "ENVIRONMENTAL CLAIM" means any written notice, notice of violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or (d) from any actual or alleged damage, injury, threat, or harm to occupational health or safety, natural resources, or the environment.


         "ENVIRONMENTAL LAWS" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of occupational health or safety, and the environment, (b) the protection of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource

Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.


         "EQUITY ISSUANCE" means any issuance by a Credit Party to any Person (other than the Hill Group, Samstock L.L.C., EGI-DM Investments, L.L.C. or their Affiliates or any Credit Party) of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity; provided that Equity Issuance shall not include (i) the issuance of Capital Stock or options as compensation in the ordinary course to management or pursuant to any director or employee option plan or incentive or restrictive stock plan or (ii) any issuance of shares of Capital Stock pursuant to the Exchange Agreement or the Merger Agreements.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.


         "ERISA AFFILIATE" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.


         "EVENT OF DEFAULT" has the meaning specified in SECTION 7.01.


         "EXCESS CASH FLOW" means, for any period, an amount equal to (a) EBITDA for such period, minus (b) Capital Expenditures for such period to the extent permitted under SECTION 6.02(N), except to the extent financed with Indebtedness (other than Indebtedness under the Loan Documents) or pursuant to a Capital Lease, minus (c) cash Interest Expense of the Credit Parties for such period, minus (d) Federal, state and other income or franchise taxes actually paid during such period, minus (e) payments of principal made in respect of the Loans during such period, minus (f) voluntary prepayments made during such period with respect to the Loans minus (g) increases in (or plus any decreases in) Working Capital during such period, minus (h) non-cash charges for non-current liabilities added in calculating EBITDA for such period in which the cash expenditures in connection with such non-cash charges are going to be required to be repaid in the immediate succeeding annual period minus (i) mandatory prepayments made pursuant to SECTION 2.04(B)(I), (v) or (vii) during such period with respect to the Loans.


         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.


         "EXCHANGE AGREEMENT" means the Exchange Agreement, dated as of February 19, 2002, between Parent, Davel, DF Merger Corp., Phonetel, Cherokee, the Davel Lenders and the PhoneTel Lenders.


         "EXISTING DAVEL CREDIT AGREEMENT" means the Credit Agreement, dated as of December 23, 1998, by and among Davel, the Davel Guarantors, the Existing Davel Lenders, the Administrative Agent, (as defined therein) and the other parties thereto, as amended and otherwise modified by the First Amendment to Credit Agreement and Consent and Waiver dated as of April 8, 1999, the Second Amendment to Credit Agreement dated as of March 9, 2000, the Third Amendment to Credit Agreement dated as of June 22, 2000, the Fourth Amendment to Credit Agreement dated as of September 28, 2000, the Fifth Amendment dated as of November 29, 2000, the Sixth Amendment to Credit Agreement dated as of March 23, 2001 and the Seventh Amendment to Credit Agreement and Consent and Waiver dated as of February 19, 2002.


         "EXISTING PHONETEL CREDIT AGREEMENT" means the Loan and Security Agreement, dated as of November 19, 1999 by and among Phonetel, Cherokee, the financial institutions that are signatories thereto and Foothill Capital Corp. as agent, as amended by Amendment Number One to Loan and Security Agreement dated as of December 31, 1999, Amendment Number Two to Loan and Security Agreement dated November 13, 2000, Amendment Number Three to Loan and Security Agreement dated as of February 1, 2001, Amendment Number Four to Loan and Security Agreement dated as of March 1, 2001 Amendment Number Five to Loan and Security Agreement dated as of April 1, 2001, Amendment Number Six to Loan and Security Agreement dated as of May 1, 2001, Amendment Number Seven to Loan and Security Agreement dated as of August 13, 2001, Amendment Number Eight to Loan and Security Agreement dated as of February 19, 2002, and Amendment Number Nine to Loan and Security Agreement dated as of May 14, 2002.


         "FCC LICENSE" means any of the licenses, permits or other authorizations issued by the FCC relating to the Payphones owned and operated by the Credit Parties and all other licenses, authorizations, waivers and permits required under Communications Law for the Credit Parties to own and operate such Payphones and to carry on their business.

         "FEDERAL FUNDS RATE" means for any day the rate of interest per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the last such rate in effect.


         "FIRST TIER FOREIGN SUBSIDIARY" means each Foreign Subsidiary in which any one or more of the Credit Parties owns directly more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.


         "FOOTHILL" has the meaning specified in the preamble to this Agreement.


         "FOREIGN SUBSIDIARY" means any Subsidiary of any Borrower or any other Credit Party that is not a Domestic Subsidiary.


         "FUNDED DEBT" means, without duplication, the sum of (a) all outstanding Indebtedness of the Credit Parties and their Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Credit Parties and their Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting inventory purchases in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of a Credit Party or its Subsidiaries (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of another entity to the extent secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.


         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation all FCC Licenses and State Licenses.


         "GOVERNMENTAL AUTHORITY" means any Federal, state, local, provincial or foreign court, governmental agency, authority, instrumentality or regulatory body, or any securities exchange or self-regulatory organization.


         "GUARANTORS" means Parent, each of the Domestic Subsidiaries of Parent (other than the Borrowers), and each Additional Credit Party which has executed a joinder agreement or otherwise become a Guarantor hereunder.


         "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection and standard contractual indemnities entered into in the ordinary course of business) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made unless such primary obligation in respect of which such Guaranty Obligation is made is not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof (assuming the guaranteeing person is required to perform).


         "HAZARDOUS MATERIALS" means any substance, material or waste defined as such in or regulated under any Environmental Laws.


         "HILL GROUP" means David R. Hill, his spouse and descendants and any corporation, partnership, limited liability company, trust or other entity controlled by David R. Hill and wholly-owned beneficially and of record by David
R. Hill and/or his spouse, children, grandchildren, parents, siblings, in-laws, nephews and/or nieces or a trust established for any of their benefit, provided such trust is controlled by David R. Hill or his representative, principal heir or legatee.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all net obligations of such Person in respect of hedging agreements, foreign currency exchange obligations, and commodity futures agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, and (l) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated.


         "INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement, dated as of February 19, 2002, by and among the Senior Lenders, the Davel Lenders, the Administrative Agent (as defined in the Existing Davel Credit Agreement), the PhoneTel Lenders, and the Agent (as defined in the Existing PhoneTel Credit Agreement), and acknowledged and agreed by the Credit Parties.


         "INTEREST EXPENSE" means, for any period, with respect to any Person, all interest expense (paid or accrued to be paid), including the interest component under Capital Leases, of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.


         "INVESTMENT" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets or to secure the performance of leases in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.


         "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT 6.01(K).


         "LENDER" has the meaning specified in the preamble to this Agreement.


         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.


         "LOAN PERCENTAGE" means, with respect to each Lender, the percentage identified as its Loan Percentage on SCHEDULE 1.01(C), as such percentage may be modified in connection with any assignment made in accordance with the provisions of SECTION 9.04.


         "LOAN DOCUMENTS" means this Agreement, the Notes, if any, the Security Agreement and the Intercreditor Agreement.


         "LOANS" means the loans made by the Lenders to the Borrowers pursuant to Article II.


         "LOCATION CONTRACT" means an agreement between a Credit Party and an owner or operator of a facility pursuant to which such Credit Party has installed one or more Payphones at such facility. All Location Contracts with the same owner or operator (or any Affiliates or franchises controlled by such owner or operator thereof) shall be considered to be one Location Contract.


         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the operations, business, assets or financial condition of the Credit Parties and their Subsidiaries, taken as a whole, (b) the ability of any of the Credit Parties to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the rights and remedies of the Lenders hereunder or thereunder taken as a whole,
(d) the priority of the Agent's Liens with respect to the Collateral as a result of the action or failure to act of any Credit Party or

(e) the value of the Collateral or the amount the Lenders would be likely to receive after giving consideration to delays in payment and costs of enforcement as a result of the liquidation of the Collateral.


         "MATERIAL FIRST TIER FOREIGN SUBSIDIARY" means any First Tier Foreign Subsidiary that, together with its Subsidiaries, owns assets in excess of $1,000,000.


         "MATURITY DATE" means December 31, 2005.


         "MERGER" means the business combination, debt exchange and related transactions contemplated by the Merger Agreements and the Exchange Agreement.


         "MERGER AGREEMENTS" means the Agreement and Plan of Reorganization and Merger dated February 19, 2002, by and among Parent, Davel, DF Merger Corp., PT Merger Corp. and PhoneTel and all other agreements, instruments and other documents regarding the Merger executed and delivered by the Credit Parties pursuant thereto.


         "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.


         "MULTIEMPLOYER PLAN" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.


         "MULTIPLE EMPLOYER PLAN" means a Single Employer Plan to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.


         "NET CASH PROCEEDS" means the aggregate cash proceeds (including, without limitation, insurance and condemnation proceeds) received from an Asset Disposition, an Equity Issuance or a Debt Issuance net of (a) actual transaction costs payable to third parties, (b) taxes paid or a good faith estimate of the taxes payable with respect to such proceeds, and (c) in connection with an Asset Disposition only, (i) any reserve for adjustment of the sale price of such asset or assets established in accordance with GAAP; provided that any subsequent reversal or reduction of such reserves shall constitute additional Net Cash Proceeds, and (ii) any amounts paid to holders of existing Permitted Liens on any such assets to satisfy and discharge such Permitted Liens.


         "NET INCOME" means, for any period, with respect to any Person, the net income after taxes for such period of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "NOTES" means any promissory notes representing or evidencing the Loans, including any Registered Note.


         "OBLIGATIONS" means any and all indebtedness, obligations and liabilities of the Borrowers to the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether jointly or not jointly owned with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred) arising out of or related to any or all of the Loan Documents.


         "PAYPHONE" means a microprocessor-based, non-cellular telephone through which a user may initiate a call payable only by coins or by credit card, collect or third-number billing procedures, which has been installed for operation and which is owned by a Credit Party.


         "PARENT" has the meaning specified in the preamble to this Agreement.


         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.


         "PERMITTED INVESTMENTS" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in or to another Credit Party and Investments by a Foreign Subsidiary in or to another Foreign Subsidiary, (e) Investments in Capital Expenditures to the extent permitted under SECTION 6.02(N), (f) investments acquired in the bankruptcy/reorganization of suppliers or customers of a Credit Party, and (g) Investments existing as of the Closing Date and set forth on Schedule 1.01(d).


         "PERMITTED LIENS" means (a) Liens securing Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of (i) tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations or (ii) leases of real property, in each case incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money),

(f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness permitted by
SECTION 6.02(A)(III), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) [intentionally omitted] (l) Liens existing on the date hereof and identified on SCHEDULE 1.01(E); PROVIDED that, no such Lien shall extend to any property other than the property subject thereto on the Closing Date, (m) any precautionary filings of financing statements under the UCC made in relation to leases of equipment which leases are otherwise permitted by this Agreement,
(n) Liens of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection, (o) any interest of a licensor, licensee, lessor, lessee, sublessor or sublessee in the ordinary course to the extent such interest could be characterized as a Lien, and (p) Liens securing the Senior Debt.


         "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, fund or other enterprise (whether or not incorporated), or any Governmental Authority.


         "PLAN" means any defined employee plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.


         "PHONETEL" has the meaning specified in the preamble to this Agreement.


         "PHONETEL DEBT FOR EQUITY EXCHANGE" has the meaning specified in the recitals to this Agreement.


         "PHONETEL LENDERS" has the meaning specified in the Exchange Agreement.


         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.


         "REAL PROPERTIES" means the real properties that the Credit Parties may own, operate or lease (as lessee or sublessee) from third parties from time to time.


         "REDUCED DAVEL DEBT" means an amount of Indebtedness owing by Davel to the Davel Lenders equal to $63,500,000.

         "REDUCED PHONETEL DEBT" means an amount of Indebtedness owing by PhoneTel and Cherokee to the PhoneTel Lenders equal to $36,500,000.


         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of July 24, 2002, among Parent and the Lenders.


         "REGISTER" has the meaning specified in SECTION 2.07(D).


         "REGISTERED LOAN" has the meaning specified in SECTION 2.07(D).


         "REGISTERED NOTE" has the meaning specified in SECTION 2.07(D).


         "REGULATION D, U, OR X" means Regulation D, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.


         "REGULATORY RECEIPTS" means any and all payments (net of reasonable costs of recovery not reflected in the Budget) received by any of the Credit Parties and their Subsidiaries from any judgment or settlement with respect to, or otherwise in connection with those regulatory actions commonly referred to as the Dial-Around Compensation Recovery Proceedings, the New Service Test Proceedings and the End User Common Line Charge Proceedings and any other similar proceeding resulting in payments to any of the Credit Parties and their Subsidiaries which are not reflected in the Budget.


         "REGULATORY RECEIPTS ACCOUNT" has the meaning specified in SECTION 2.04(B).


         "REPORT" has the meaning specified in SECTION 8.17(A).


         "REPORTABLE EVENT" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the 30-day notice requirements to the PBGC have not been waived.


         "REQUIRED LENDERS" means two or more Lenders whose aggregate Loan Percentages are equal to at least 66 2/3%.


         "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.


         "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer, or any other senior officer of a Credit Party designated as such to the Lenders by such Credit Party.


         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.


         "SCHEDULED FUNDED DEBT PAYMENTS" means, as of the end of each fiscal quarter of the Borrowers, the sum, without duplication, of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date), it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to SECTION 2.04.


         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


         "SECURITY AGREEMENT" means the Security Agreement dated as of July 24, 2002 made by the Credit Parties to the Agent.


         "SENIOR DEBT" means the Indebtedness owing to the Senior Lenders under the Senior Debt Agreements.


         "SENIOR DEBT AGREEMENTS" means the Credit Agreement, dated as of February 19, 2002, among Madeleine L.L.C. and ARK CLO 2000-1, Limited, and the Credit Parties and the other loan documents ancillary thereto, as the same may be amended, restated, or supplemented from time to time.


         "SENIOR LENDERS" means Madeleine L.L.C., ARK CLO 2000-1, Limited, and ARK Investment Partners II, L.P. and their assignees.


         "SERVICING FEE" has the meaning specified in SECTION 2.03(C).


         "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "STATE LICENSE" means any of the licenses, permits or other authorizations issued by any state relating to the Payphones owned and operated by the Credit Parties and all other licenses, authorizations, waivers, and permits required under state law for the Credit Parties to own and operate such Payphones and to carry on their business.


         "SUBSIDIARY" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.


         "TERM LOAN A" means the Loan described in SECTION 2.02.


         "TERM LOAN B" means the Loan described in SECTION 2.02.


         "TERM LOANS" means, individually and collectively, Term Loan A and Term Loan B.


         "TERMINATION EVENT" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.


         "TOTAL ASSETS" means, with respect to any Person, all items which in accordance with GAAP would be classified as assets of such Person and its Subsidiaries on a consolidated basis.

         "VOTING STOCK" of a corporation means all classes of the capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "WORKING CAPITAL" means, with respect to any Person, the excess of current assets (excluding cash and Cash Equivalents and deferred taxes) of such Person and its Subsidiaries on a consolidated basis over current liabilities (excluding the current portion of Funded Debt and deferred taxes) of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

         SECTION 1.02 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         SECTION 1.03 TERMS GENERALLY. Unless the context requires otherwise:

             (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

             (b) any reference herein to any Person shall be construed to include such Person's successors and assigns;

             (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and

             (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                   ARTICLE II - AMOUNT AND TERMS OF THE LOANS

         SECTION 2.01 [Intentionally omitted]

         SECTION 2.02 CONVERSION OF EXISTING INDEBTEDNESS; TERM LOANS. On the Closing Date, the Reduced Davel Debt under the Existing Davel Credit Agreement and the Reduced PhoneTel Debt under the Existing Phonetel Credit Agreement, subject to the effect of the Davel Debt for Equity Exchange and the PhoneTel Debt for Equity Exchange set forth in the Exchange Agreement, shall be deemed to be consolidated and converted hereunder into a term loan in the aggregate principal amount of $50,000,000 ("TERM LOAN A") and a term loan in the aggregate principal amount of $50,000,000 ("TERM LOAN B"), it being understood that no repayment of the Reduced Davel Debt or the Reduced PhoneTel Debt is being effected hereby, but merely a consolidation, amendment, restatement, and renewal in accordance with the terms hereof. Effective on and after the Closing Date, the terms and provisions of the Existing PhoneTel Credit Agreement and the Existing Davel Credit Agreement shall be deemed to be replaced in their entirety by the terms and provisions of this Agreement.

         SECTION 2.03 INTEREST; FEES, AND REPAYMENT.

             (a) INTEREST. Interest shall accrue on the aggregate unpaid principal amount of the Loans from the Closing Date until such aggregate principal amount is paid in full at the rate of 10% per annum. With respect to Term Loan A, interest shall be payable in kind through July 31, 2003, and, during such period, shall be added to the principal amount of Term Loan A on a monthly basis and thereafter treated as principal for all purposes (including the accrual of interest thereon). Commencing on August 1, 2003, interest on Term Loan A shall be payable as set forth in SECTION 2.03(E). With respect to Term Loan B, interest shall be payable in kind and shall be added to the principal amount of Term Loan B on a monthly basis and thereafter treated as principal for all purposes (including the accrual of interest thereon). Upon the occurrence and during the continuance of an Event of Default, any principal of and, to the fullest extent permitted by law, interest on the Loans and all other amounts payable hereunder shall bear interest, payable on demand, at an interest rate per annum equal at all times to 14%.

             (b) CLOSING FEE. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, on the Closing Date, a fee in the amount of $1,000,000 (the "Closing Fee"). The Closing Fee shall be paid in the form of interest payable in kind and added to the principal balance of Term Loan B as of the Closing Date. Thereafter, such amount shall be treated as principal for all purposes (including the accrual of interest thereon).

             (c) SERVICING FEE. The Borrowers shall pay to the Agent in cash, for the sole and separate account of the Agent, a monthly fee of $30,000 (the "Servicing Fee"). The Servicing Fee shall be due and payable monthly in advance for each month or portion thereof in which any Obligations are outstanding on either of the Term Loans (including after the Maturity Date).

             (d) AUDIT, APPRAISAL, AND VALUATION CHARGES. The Borrowers shall pay to the Agent, for the sole and separate account of Agent, audit, appraisal, and valuation fees and charges as follows, (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by the Agent, (ii) if implemented, a one time charge of $3,000, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by the Agent, and (iv) the actual charges paid or incurred by the Agent if it elects to employ the services of one or more third Persons to perform financial audits of the Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation.

             (e) SCHEDULED REPAYMENT OF TERM LOAN A. The Borrowers shall make monthly payments in respect of principal and interest on Term Loan A to the Lenders in accordance with the schedule set forth below. All such payments shall be applied first to interest and fees owing, with the balance to principal. On the Maturity Date, the unpaid balance of Term Loan A and all accrued and unpaid interest shall be due and payable in full.

                PAYMENT DATE                                PAYMENT AMOUNT
                ------------                                --------------
              August 1, 2003                                 $1,250,000
              September 1, 2003                              $1,250,000
              October 1, 2003                                $1,250,000
              November 1, 2003                               $1,250,000
              December 1, 2003                               $1,250,000

              January 1, 2004                                $1,250,000
              February 1, 2004                               $1,250,000
              March 1, 2004                                  $1,250,000
              April 1, 2004                                  $1,250,000
              May 1, 2004                                    $1,250,000
              June 1, 2004                                   $1,250,000
              July 1, 2004                                   $1,250,000
              August 1, 2004                                 $1,250,000
              September 1, 2004                              $1,250,000
              October 1, 2004                                $1,250,000
              November 1, 2004                               $1,250,000
              December 1, 2004                               $1,250,000
              January 1, 2005                                $1,500,000
              February 1, 2005                               $1,500,000
              March 1, 2005                                  $1,500,000
              April 1, 2005                                  $1,500,000
              May 1, 2005                                    $1,500,000
              June 1, 2005                                   $1,500,000
              July 1, 2005                                   $1,500,000
              August 1, 2005                                 $1,500,000
              September 1, 2005                              $1,500,000
              October 1, 2005                                $1,500,000
              November 1, 2005                               $1,500,000
              December 1, 2005                               $1,500,000



             (f) REPAYMENT OF TERM LOAN B. On the Maturity Date, the unpaid balance of Term Loan B and all accrued and unpaid interest shall be due and payable in full.

         SECTION 2.04 PREPAYMENTS.

             (a) VOLUNTARY PREPAYMENTS. The Borrowers may, upon at least one day's notice to the Lenders stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding principal amount of the Loans in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid; PROVIDED that each partial prepayment shall be in a principal amount of not less than $500,000 or an integral multiple of $250,000 in excess thereof.

             (b) MANDATORY PREPAYMENTS. After payment in full of the Senior Debt, the Borrowers shall make the following mandatory prepayments to the Lenders which will be applied to amounts owing under Term Loan B until it is paid in full and then to amounts owing under Term Loan A. Mandatory prepayments shall be applied first to accrued interest and then to principal. Mandatory prepayments that are applied to Term Loan A shall be applied in inverse order of payment date.

                 (i) REGULATORY RECEIPTS. Immediately upon receipt by a Credit Party or any of its Subsidiaries of any Regulatory Receipts that results in the total amount of Regulatory Receipts received by the Credit Parties and their Subsidiaries in any month to exceed 120% of the amount set forth for such category in the Budget for such month, the Borrowers shall deposit an amount equal to such excess in a deposit account maintained by the Agent for such purpose with a commercial bank designated by the Agent to the Borrowers (the "Regulatory Receipts Account"). Promptly after the last day of each of the second and fourth fiscal quarters of each fiscal year of the Borrowers, the Agent may, and upon the request of the Borrowers the Agent shall, withdraw all amounts then in the Regulatory Receipts Account that in the aggregate exceed 120% of the amount set forth for such category in the Budget for such two quarter period and apply such amounts as a prepayment of the Loans.

                 (ii) ASSET SALES. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrowers shall forward an amount equal to 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans.

                 (iii) ISSUANCES OF EQUITY. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrowers shall forward 75% of the Net Cash Proceeds of such Equity Issuance to the Lenders as prepayment of the Loans.

                 (iv) ISSUANCE OF DEBT. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrowers shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders as a prepayment of the Loans.

                 (v) MONTHLY POSITIVE NET CASH. Within thirty days following the end of each calendar month for which EBITDA exceeds 120% of the projected EBITDA set forth in the Budget for such calendar month, Borrowers shall make a prepayment of the Loans in an amount equal to the excess, if any, of (A) Cash In Bank of the Credit Parties and their Subsidiaries as of the last day of such calendar month, minus (B) the sum of (1) $1,500,000 and (2) without duplication to the extent deducted in determining Cash In Bank, the aggregate amount of checks drawn by Credit Parties and the Subsidiaries as of the last day of such calendar month but not yet then debited to the deposit accounts on which such checks were drawn, for the payment of each of Borrowers' and their respective Subsidiaries' liabilities and expenses in accordance with the Budget (to the extent payment thereof is not prohibited by this Agreement or any other Loan Document).

                 (vi) EXCESS CASH FLOW. Within 30 days after the end of each fiscal quarter of each fiscal year of the Credit Parties, the Borrowers shall make a prepayment of the Loans in an amount equal to 50% of the Excess Cash Flow with respect to the immediately preceding fiscal quarter.

                 (vii) EXTRAORDINARY RECEIPTS, ETC. Immediately upon receipt by a Credit Party or any of its Subsidiaries of any cash not in the ordinary course of business and not otherwise included in any of the foregoing subsections of this SECTION 2.04, including, without limitation, tax refunds, indemnity payments, deposits and other payments with respect to general intangibles, but excluding Regulatory Receipts and the proceeds of insurance otherwise governed by the Security Agreement (collectively, "Extraordinary Receipts"), the Borrowers shall forward 100% of such cash Extraordinary Receipts to the Lenders as a prepayment of the Loans; PROVIDED, HOWEVER, that so long as no Default shall have occurred and be continuing, the Borrowers may retain and use such Extraordinary Receipts for general working capital purposes constituting up to
(A) $1,000,000 of New York State tax refunds and (B) up to $50,000 of all other Extraordinary Receipts.

         SECTION 2.05 PAYMENTS AND COMPUTATIONS

             (a) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lenders and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. Except as provided in SECTION 7.03, all payments and prepayments of the Term Loans shall be made to the Lenders on a pro rata basis in accordance with their respective Loan Percentages.

             (b) Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

             (c) All computations of interest shall be made by the Lenders on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

             (d) The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day (except in cases where the payment item would have been received by Agent prior to 11:00 a.m. if not for delays arising within Agent's control, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for 2 Business Days of `clearance' or `float' at the rate applicable to the Term Loans under SECTION 2.03(A) after Agent establishes a collection system pursuant to SECTION 2.08, on all Collections that are received by Borrowers. This across-the-board 2 Business Day clearance or float charge on all Collections shall be in cash and is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions shall be for the exclusive benefit of Agent.

         SECTION 2.06 EVIDENCE OF INDEBTEDNESS; REGISTERED NOTES.

             (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

             (b) The entries made in the accounts maintained pursuant to paragraph (a) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein and, absent manifest error, prima facie evidence of the accuracy of the information recorded therein; PROVIDED that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

             (c) Any Lender may request that Loans made by it be evidenced by a Note. In such event, each of the Borrowers shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to SECTION 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a Registered Note, to such payee and its registered assigns).

             (d) Each of the Borrowers agrees to record on a register maintained by it (the "REGISTER") each Loan and each repayment of principal of and each payment of interest on each Loan. Each Loan recorded on the Register (a "REGISTERED LOAN") may, at the election of any Lender, be evidenced by a Note (a "REGISTERED NOTE"). Upon the registration of any Loan, any Note (other than a Registered Note) evidencing the same shall be null and void and shall be promptly returned to such Borrower. Each of the Borrowers agrees at the request of any Lender, to execute and deliver to such Lender a Registered Note to evidence such Registered Loan, payable to such Lender and otherwise duly completed. Once recorded on the Register, the Loan or Loans evidenced by such Registered Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a Note that is not a Registered Note. An assignment pursuant to SECTION 9.04(B) of a Registered Note may be effected only by the surrender of the Registered Note by the Assignor to the Borrower issuing such Registered Note and either the reissuance of the Registered Note to the assignee or by the issuance of a new Registered Note to the assignee.

         SECTION 2.07 JOINT AND SEVERAL LIABILITY OF BORROWERS.

             (a) Each of the Borrowers, in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 2.07), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

             (b) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

             (c) The Obligations of each Borrower under the provisions of this SECTION 2.07 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

             (d) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the occurrence of any Default or Event of Default, notice of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION 2.07 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this SECTION 2.07, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this SECTION 2.07 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this SECTION 2.07 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or any Lender.

             (e) The provisions of this SECTION 2.07 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any such Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.07 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this SECTION 2.07 will forthwith be reinstated in effect, as though such payment had not been made.

             (f) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations unless such subordination is waived by Required Lenders. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Lenders, and such Borrower shall deliver any such amounts to Lenders for application to the Obligations in accordance with SECTION 2.04(B).

             (g) The Borrowers agree among themselves that, in connection with payments made hereunder, each Borrower shall have contribution rights against the other

Borrowers as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Borrowers under the Loan Documents, unless such subordination is waived by Required Lenders, and no Borrower shall exercise such rights of contribution until all Obligations (other than any such obligations which by the terms thereof are stated to survive termination of the Loan Documents) have been paid in full.

         SECTION 2.08 CASH MANAGEMENT. After the occurrence of an Event of Default and the payment in full of the Senior Debt, the Borrowers, at the request of the Agent, shall establish a cash management system as follows:

             (a) The Borrowers shall (i) establish and maintain cash management services of a type and on terms satisfactory to the Agent at one or more banks acceptable to the Agent (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its account debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by account debtors to a Cash Management Bank) into a bank account in the Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

             (b) Each Cash Management Bank shall establish and maintain
Cash Management Agreements with the Agent and the Borrowers, in form and substance acceptable to the Agent. Each Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for the Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account.

             (c) The Borrowers shall close any of their Cash Management
Accounts (and establish replacement cash management accounts) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from the Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or the Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in the Agent's reasonable judgment.

             (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Borrowers are hereby deemed to have granted a Lien to the Agent.

                             ARTICLE III - GUARANTY

         SECTION 3.01 GUARANTY OF PAYMENT. Subject to SECTION 3.07, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty (the "Guaranty") is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.

         SECTION 3.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against any Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor of the Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Loan Documents. Each Guarantor further agrees that nothing contained herein shall prevent any Lender from suing on any Notes or any of the other Loan Documents or the Agent from foreclosing its security interest in or Lien on any collateral, if any, securing the Obligations or from exercising any other rights available to it under this Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any Borrower or by reason of the bankruptcy or insolvency of any Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between any of the Borrowers and the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantors further agree to all rights of set-off held by the Agent or the Lenders.

         SECTION 3.03 MODIFICATIONS. Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part;
(d) any Borrower and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         SECTION 3.04 WAIVER OF RIGHTS. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the lenders and of all extensions of credit to the Borrowers by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         SECTION 3.05 REINSTATEMENT. The obligations of each Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Lender promptly upon demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Upon the request of the Borrowers, a Lender will provide written support for any claim made pursuant to this SECTION 3.05; PROVIDED that failure to provide such written support shall not impair a Lender's claim hereunder.

         SECTION 3.06 REMEDIES. Each Guarantor agrees that, as between it, on the one hand, and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in SECTION 7.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in SECTION 7.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such

Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor. Each Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Security Agreement and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         SECTION 3.07 LIMITATION OF GUARANTY. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without, limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         SECTION 3.08 RIGHTS OF CONTRIBUTION. The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Loan Documents and no Credit Party shall exercise such rights of contribution until all Obligations (other than any such obligations which by the terms thereof are stated to survive termination of the Loan Documents) have been paid in full.

                       ARTICLE IV - CONDITIONS OF LENDING

         SECTION 4.01 CONDITIONS PRECEDENT TO THE LOANS. The obligation of the Lenders to consolidate, amend, restate, and renew the Loans to the Borrowers is subject to the satisfaction on a date on or before August 31, 2002 of each of the following conditions precedent:

             (a) EXECUTED LOAN DOCUMENTS. Receipt by the Lenders of duly executed copies of this Agreement and each of the other Loan Documents, each in form and substance reasonably acceptable to the Lenders.

             (b) AUTHORITY DOCUMENTS.

                 (i) With respect to each Credit Party that is a corporation, receipt by the Lenders of the following:

                      (A) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                      (B) Bylaws. A copy of the bylaws of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                      (C) Resolutions. Copies of resolutions of the Board of Directors of such Credit Party approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                      (D) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation.

                      (E) Incumbency. An incumbency certificate of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                 (ii) With respect to each Credit Party that is a limited liability company, receipt by the Lenders of the following:

                      (A) Certificate of Formation. A copy of the Certificate of Formation of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and certified by the sole or managing member of such Credit Party to be true and correct as of the Closing Date.

                      (B) LLC Agreement. A copy of the limited liability company agreement or operating agreement of such Credit Party certified by the sole or managing member of such Credit Party to be true and correct as of the Closing Date.

                      (C) Resolutions. Copies of resolutions approving and adopting the Loan Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by the sole or managing member of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                      (D) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of organization.

                      (E) Incumbency. An incumbency certificate of such Credit Party certified by the sole or managing member of such Credit Party to be true and correct as of the Closing Date.

             (c) OPINION OF COUNSEL. Receipt by the Lenders of one opinion from Kirkland & Ellis and one opinion from Hahn, Loeser & Parks LLP, in form and substance reasonably satisfactory to the Lenders, addressed to the Lenders and dated the Closing Date.

             (d) FINANCIAL STATEMENTS. Receipt by the Lenders of such financial information regarding the Credit Parties and their Subsidiaries as they may request, including, but not limited to, (i) the Form 10-K filed with the Securities Exchange Commission by each of

(x) Parent and (y) PhoneTel, in each case for the year ended December 31, 2001,
(ii) interim unaudited monthly financial statements for each of (x) Parent and its Subsidiaries, and (y) PhoneTel and Cherokee, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes), for the trailing twelve-months ended as of the most recently available month end prior to the Closing Date, (iii) pro forma projected monthly financial statements of Parent and its Subsidaries on a consolidated basis for the first eighteen (18) months following the Closing Date, which (A) give effect to the Merger and related transactions and (B) reflect estimated accounting adjustments as a consequence thereof, and (iv) projections of cash flow for each of the Credit Parties and their Subsidiaries for the thirteen weeks following the Closing Date.

             (e) OWNERSHIP AND CAPITAL STRUCTURE. Receipt of evidence and information satisfactory to the Lenders regarding (i) the documentation to be entered into by and among the Credit Parties, their shareholders, and/or any officers, directors or managers of any Credit Parties in connection with this Agreement, and (ii) the capital and ownership structure of the Credit Parties and their Subsidiaries after giving effect to the Merger.

             (f) PERSONAL PROPERTY COLLATERAL. The Agent shall have received, in form and substance reasonably satisfactory to the Agent:

                 (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located and where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                 (ii) a letter from the Credit Parties (acknowledged by the Senior Lenders and Agent) authorizing Agent to file UCC financing statements in each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                 (iii) a letter from PNC Bank, National Association and Bank of America authorizing Agent to file assignments of existing UCC financing statements which are filed against the Davel Credit Parties; and

                 (iv) searches of ownership of intellectual property in the appropriate governmental offices as requested by the Agent and such patent, trademark and copyright filings as requested by the Agent.

             (g) EVIDENCE OF INSURANCE. Receipt by the Agent of copies of certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Agent as additional insured or loss payee on behalf of the Lenders.

             (h) CONSENTS. Receipt by the Lenders of evidence that (i) all governmental, shareholder and third party consents and approvals necessary in connection with the financings and transactions contemplated hereby have been received, and (ii) no condition or

Requirement of Law exists which could reasonably be likely to restrain, prevent or impose any material adverse conditions on the financings or other transactions contemplated hereby.

             (i) LITIGATION. Except as set forth on SCHEDULE 5.01(I), there shall not exist any pending or, to the knowledge of any Credit Party, threatened action, suit, investigation or proceeding against a Credit Party or any of its Subsidiaries.

             (j) OFFICER'S CERTIFICATES. The Lenders shall have received certificates executed by a Responsible Officer of each of the Borrowers as of the Closing Date stating that, except as set forth on SCHEDULE 4.01(J), (i) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations after giving effect to the transactions contemplated hereby, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Credit Parties, any of their Subsidiaries or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (iii) the financial statements and information delivered to the Lenders on or before the Closing Date were prepared in good faith and in accordance with GAAP (subject, for financial statements other than year-end financial statements, to normal year-end adjustments and the absence of footnotes), (iv) since December 31, 2001, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect; and (v) immediately after giving effect to this Agreement, the other Loan Documents and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, and
(B) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects.

             (k) FEES AND EXPENSES. The Borrowers shall have paid to the Agent all fees and expenses due and payable under SECTION 9.05.

             (l) MATERIAL ADVERSE EFFECT. Except as set forth on SCHEDULE 4.01(J), no Material Adverse Effect and no material adverse change in the facts and information regarding the Credit Parties and their Subsidiaries provided to the Lenders shall have occurred since February 19, 2002.

             (m) CONSUMMATION OF DEBT FOR EQUITY EXCHANGES AND MERGER.
The Davel Debt For Equity Exchange and the PhoneTel Debt For Equity Exchange shall have been consummated substantially in accordance with the Exchange Agreement. The Merger shall have been consummated substantially in accordance with the Merger Agreements.

             (n) REAFFIRMATION OF INTERCREDITOR AGREEMENT. The Lenders and the Senior Lenders shall have reaffirmed their respective obligations under the Intercreditor Agreement.

             (o) REGISTRATION RIGHTS AGREEMENT. Parent and the Lenders shall have entered into the Registration Rights Agreement, in form and substance satisfactory to the Lenders.

             (p) ISSUANCE AND DELIVERY OF COMMON STOCK. Parent and PhoneTel shall have issued and delivered to each Davel Lender and PhoneTel Lender, as applicable, the appropriate number of shares of Parent's common stock and PhoneTel's common stock, as applicable, in accordance with the terms of the Exchange Agreement.

             (q) REAFFIRMATION OF CERBERUS LIEN SUBORDINATION. Cerberus Partners, L.P. shall have reaffirmed the subordination of its liens and security interests in the assets of PhoneTel and Cherokee as set forth in that certain Subordinated Promissory Note and Security Agreement, dated as of November 17, 1999, made by PhoneTel and Cherokee in favor of Cerberus Partners, L.P.

             (r) OTHER. Receipt and satisfactory review by the Lenders and their counsel of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender or its counsel, including, but not limited to, shareholder agreements and information regarding management of the Credit Parties and their Subsidiaries, litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries.

        ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

         SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES. Each of the Credit Parties hereby represents and warrants to the Lenders as follows with respect to itself and its Subsidiaries:

             (a) ORGANIZATION AND GOOD STANDING. Each Credit Party (i) is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation or organization, (ii) except as set forth in
SCHEDULE 5.01(A), is duly qualified and in good standing as a foreign corporation or limited liability company and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized could reasonably be expected to have a Material Adverse Effect, and
(iii) has the requisite corporate or limited liability company power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

             (b) DUE AUTHORIZATION. Each Credit Party (i) has the requisite corporate or limited liability company power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and to incur the obligations herein and therein provided for and (i) is duly authorized to, and has been authorized by all necessary corporate or limited liability company action, to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

             (c) NO CONFLICTS. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (i) violate or conflict with any provision of its articles or certificate of incorporation, operating agreement, articles of organization or bylaws, (ii) violate, contravene or materially conflict with any

Requirement of Law or any other law, regulation (including, without limitation, Regulation U, Regulation T or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Loan Documents) upon or with respect to its properties.

             (d) CONSENTS. Except for consents, approvals, authorizations and filings and registrations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Agreement or any of the other Loan Documents by such Credit Party.

             (e) ENFORCEABLE OBLIGATIONS. This Agreement and the other Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium laws or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

             (f) NO DEFAULT. Except as set forth on SCHEDULE 5.01(F), no
Credit Party, nor any of their Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

             (g) OWNERSHIP. Each Credit Party, and each of its
Subsidiaries, is the owner of, and has good and marketable title to, or has a valid license or lease to use all of its respective assets (including, without limitation, its Intellectual Property (as defined in SECTION 5.01(P))) and none of such assets is subject to any Lien other than Permitted Liens.

             (h) INDEBTEDNESS. The Credit Parties and their Subsidiaries have no Indebtedness except (i) as disclosed in the financial statements referenced in SECTION 6.01(A), (ii) as set forth on SCHEDULE 5.01(H) and (iii) as otherwise permitted by this Agreement.

             (i) LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect except as set forth and described on SCHEDULE 5.01(I).

             (j) TAXES. Each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid or caused to be paid (i) all material amounts of taxes shown thereon to be due and payable (including interest and penalties) and (ii) all material other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) that are due and payable, except for such taxes (A) which are not yet delinquent or (B) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. To the knowledge of the Credit Parties, there are no material amounts claimed to be due against any of them by any Governmental Authority.

             (k) COMPLIANCE WITH LAW. Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

             (l) ERISA. Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                 (i) During the five-year period prior to the date on which this representation is made or deemed made: (A) no Termination Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event is reasonably expected to occur, with respect to any Plan; (B) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (C) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (D) no lien in favor or the PBGC or a Plan has arisen or is reasonably expected to arise on account of any Plan.

                 (ii) The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such accrued liabilities.

                 (iii) Except as described in SCHEDULE 5.01(L), none of the Borrowers nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of the Borrowers nor any ERISA Affiliate has received any notification pursuant to ERISA that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and, to the best knowledge of the Credit Parties, no Multiemployer Plan is reasonably expected to be in reorganization, insolvent, or terminated.

                 (iv) No nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably expected to subject any

Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                 (v) The present value of the liability of each of the Borrowers and their respective Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

                 (vi) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

             (m) SUBSIDIARIES. Set forth on SCHEDULE 5.01(M) is a complete and accurate list of all Subsidiaries of each Credit Party. Information on
SCHEDULE 5.01(M) includes jurisdiction of incorporation or organization, the organizational identification number (if available), the number of shares of each class of Capital Stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and, with respect to any Subsidiary that is a corporation, non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Loan Documents). Other than as set forth in SCHEDULE 5.01(M), neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.
SCHEDULE 5.01(M) may be updated from time to time by the Borrowers by giving written notice thereof to the Lenders.

             (n) GOVERNMENT REGULATION.

                 (i) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender, each of the Borrowers will furnish to each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Loan Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

                 (ii) No Credit Party, nor any of their Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party, nor any of their Subsidiaries, is (A) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (B) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (iii) No director, executive officer or principal shareholder of any Credit Party or any of their Subsidiaries, except Kevin P. Genda, is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                 (iv) Each Credit Party and each Subsidiary of a Credit Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

             (o) ENVIRONMENTAL MATTERS. Except as would not cause or reasonably be expected to cause a Material Adverse Effect:

                 (i) Each of the Credit Parties is in compliance with all applicable Environmental Laws.

                 (ii) Each of the Real Properties that a Credit Party owns or leases and all operations at such Real Properties is in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to such Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "BUSINESSES"), and there are no conditions relating to the Businesses or such Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                 (iii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.

                 (iv) Hazardous Materials have not been transported or disposed of from the Real Properties that a Credit Party owns or leases, or generated, treated, stored or disposed of at, on or under any of such Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

                 (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, or the Real Properties.

                 (vi) There has been no release (including, without limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties that a Credit Party owns or leases, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with such Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

                 (vii) None of the Real Properties that a Credit Party owns or leases contains, or has previously contained, any Hazardous Materials at, on or under such Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                 (viii) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

             (p) INTELLECTUAL PROPERTY. Each Credit Party owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, (i) no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property and (ii) no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property, or which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property. Set forth on SCHEDULE 5.01(P) is a list of all patents, registered and material unregistered trademarks, tradenames and registered copyrights owned by each Credit Party or that any Credit Party has the right to use. Except as provided on SCHEDULE 5.01(P), no claim has been asserted against any Credit Party or its Subsidiaries in writing and is pending by any Person challenging a Credit Party's right to use any Intellectual Property, which is owned by such Credit Party or its Subsidiaries or that such Credit Party or its Subsidiaries has a right to use, or the validity of any such Intellectual Property, nor does any Credit Party have knowledge of any such claim, and to the Credit Parties' knowledge, neither the Credit Parties nor any of their Subsidiaries infringes any Intellectual Property of any other Person, except for such claims that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.01(P) may be updated from time to time by the Borrowers by giving written notice thereof to the Lenders.

             (q) INVESTMENTS. All Investments of each Credit Party and its Subsidiaries are (i) as set forth on SCHEDULE 5.01(Q) or (ii) other Permitted Investments.

             (r) LOCATION OF COLLATERAL. Set forth on SCHEDULE 5.01(R)(I) is a list of all Real Properties with street address, county and state where located. Set forth on SCHEDULE 5.01(R)(II) is a list of the chief executive office, principal place of business and jurisdiction of organization of each Credit Party. All personal property of the Credit Parties is located within the fifty states of the United States and the District of Columbia unless a Credit Party informs the Lenders in writing otherwise. SCHEDULES 5.01(R)(I) and 5.01(R)(II) may be updated from time to time by the Borrowers by giving written notice thereof to the Lenders. As of the Closing Date, none of the Credit Parties owns any Real Properties.

             (s) DISCLOSURE. Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading in light of the circumstances under which such information was provided.

             (t) LICENSES, ETC. The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same could not reasonably be expected to have a Material Adverse Effect.

             (u) COLLATERAL DOCUMENTS. The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the filing of appropriate financing statements in favor of the Lenders) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

             (v) FINANCIAL CONDITION. The financial statements delivered to the Lenders prior to the Closing Date and pursuant to SECTION 4.01(D): (i) have been prepared in accordance with GAAP (subject, in the case of financial statements other than year-end financial statements, to normal year-end adjustments and the absence of footnotes), and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of each of Parent and its Subsidiaries (prior to the effectiveness of the Merger) and PhoneTel and Cherokee, as applicable, as of such date and for such periods. No Material Adverse Effect has occurred since the date of such financial statements.

             (w) SALE OF ASSETS. Except as set forth on SCHEDULE 5.01(W), since September 30, 2001, there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or Property of the Credit Parties, taken as a whole, and no purchase or other Acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to SECTION 4.01(D) or in the notes thereto or (ii) otherwise permitted by the terms of this Agreement and communicated to the Lenders.

             (x) SENIOR DEBT. The Senior Debt is outstanding in the amount of $10,000,000 plus accrued and unpaid interest as of the Closing Date. No "Default" or "Event of Default", as defined in the Senior Debt Agreements, has occurred and is continuing.

             (y) BROKERS FEES. Other than fees owing to Ladenburg Thalman & Co. as disclosed in the Exchange Agreement or schedules thereto, the Borrowers have not incurred any obligation for a brokerage commission or finder's fee in connection with any of the Borrower's transactions with any of the Lenders.

                  ARTICLE VI - COVENANTS OF THE CREDIT PARTIES

         SECTION 6.01 AFFIRMATIVE COVENANTS. Each Credit Party hereby covenants and agrees that from the date of this Agreement and, thereafter, so long as all of the Obligations have not been paid in full:

             (a) INFORMATION COVENANTS. The Credit Parties will furnish, or cause to be furnished, to each of the Lenders:

                 (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrowers, beginning with the fiscal year ended December 31, 2002, a consolidated balance sheet and income statement of Parent and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of cash flows for such fiscal year, setting forth in comparative form, if practical, consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants reasonably acceptable to the Lenders and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner other than such qualification that may have been included in the opinion rendered by Aidman Pieser & Co. with respect to the Borrowers' financial statements for the fiscal year ended December 31, 2001.

                 (ii) INTERIM FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrowers and within 30 days after the end of each calendar month, a consolidated balance sheet and income statement of Parent and its Subsidiaries, as of the end of such fiscal quarter or calendar month, as the case may be, together with related consolidated statements of cash flows for such fiscal quarter or calendar month, as applicable, in the case of the income statement and statement of cash flow setting forth in comparative form, if practical, consolidated figures for the corresponding period of the preceding fiscal year and in the case of the balance sheet setting forth in comparative form, if practical, consolidated figures for the corresponding last date of the prior fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Lenders, and accompanied by a certificate of the chief financial officer of the Borrowers to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Parent and its Subsidiaries and have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes).

                 (iii) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in SECTIONS 6.01(A)(I) AND 6.01(A)(II) above, a certificate of the chief financial officer of the Borrowers, substantially in the form of EXHIBIT 6.01(A), (i) demonstrating compliance with the financial covenants contained in SECTION 6.01(B) by calculation thereof as of the end of each such period, (ii) demonstrating compliance with any other terms of this Agreement as reasonably requested by the Lenders and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto. If necessary, the Borrowers shall deliver financial statements prepared in accordance with GAAP as of the Closing Date, to the extent GAAP has changed since the Closing Date, in order to show compliance with the terms of this Agreement, including SECTION 6.01(B).

                 (iv) ANNUAL BUSINESS PLAN AND BUDGETS. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrowers, an annual business plan and budget of the Credit Parties and their Subsidiaries on a combined and consolidated basis, as applicable, containing, among other things, pro forma monthly financial projections for the next fiscal year.

                 (v) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in SECTION 6.01(A)(I), a certificate of the accountants conducting the annual audit stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default of a financial nature and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                 (vi) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to any of the Credit Parties or their Subsidiaries in connection with any annual, interim or special audit of the books of any such Person.

                 (vii) REPORTS. Promptly upon transmission or receipt thereof,
(A) copies of any public filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any of the Credit Parties and their Subsidiaries shall send to their shareholders generally in their capacity as shareholders and (b) upon the written request of the Lenders, all material reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning material environmental, health or safety matters.

                  (viii) NOTICES. Promptly (and in any event within five Business Days) after a Responsible Officer of a Credit Party obtains knowledge thereof, notice of (A) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (B) the occurrence of any of the following with respect to a Credit Party or any Subsidiary of a Credit Party: (1) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party or any of its Subsidiaries which if adversely determined could reasonably be expected to have a Material Adverse Effect, (2) the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation (including but not limited to, Environmental Laws) the violation of which could reasonably be expected to have a Material Adverse Effect, (3) any loss of or damage to any Property of a Credit Party or its Subsidiaries or the commencement of any proceeding for the condemnation or other taking of any Property of a Credit Party or its Subsidiaries, if such loss, damage or proceeding has had or could reasonably be expected to have a Material Adverse Effect, (4) if it could cause or be reasonably expected to cause a Material Adverse Effect, any (x) non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any FCC License or State License or the occurrence of any event or the existence of any circumstances which, in the reasonable judgment of a Credit Party, is likely to lead to any non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any FCC License or State License, (y) default or forfeiture with respect to any FCC License or State License or (z) hearing designation order concerning any FCC or State application filed by any Credit Party or any FCC License or State License held by any Credit Party or (5) any order or decision by the FCC that would have a significant impact on the business of the Credit Parties and their Subsidiaries, taken as a whole.

                  (ix) ERISA. Promptly (and in any event within five Business
Days) after any of the Credit Parties or any of their Subsidiaries or any ERISA Affiliate obtains knowledge thereof, notice of (A) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or is reasonably expected to result in, a Termination Event; (B) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their Subsidiaries or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (C) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any of its Subsidiaries or any of its ERISA Affiliates is required to contribute to each Plan pursuant to such Plan's terms and as required to meet the minimum funding standard set forth in Section 302 of ERISA and Section 412 of the Code with respect thereto; or (D) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrowers briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties or any of their Subsidiaries with respect thereto. Promptly upon request, the Credit Parties or any of their Subsidiaries shall furnish each of the Lenders with such additional information concerning any Plan as may be reasonably requested by the Lenders, including, but not limited to, copies of each annual report/return (Form

5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                 (x) ENVIRONMENTAL.

                     (A) Subsequent to a notice from any Governmental Authority where the subject matter of such notice could reasonably be expected to have a Material Adverse Effect, or during the existence of an Event of Default, upon the reasonable written request of Lenders, furnish, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Lenders addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Real Property and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental report within sixty (60) days after receipt of such written request, then the Lenders may arrange for same, and the Credit Parties hereby grant to the Lenders and its representatives reasonable access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Lenders pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                     (B) Each Credit Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions required under the Environmental Laws to address all Hazardous Materials on, from, or affecting any Real Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

                 (xi) COIN VOLUME REPORT. Within 30 days after the end of each month, a report showing the total coin volume and the average coin volume by phone for the prior month, together with a comparison of such total coin volume and individual coin volume for the same month during the prior fiscal year, in each case in a form reasonably acceptable to the Lenders.

                 (xii) BI-WEEKLY CASH FLOW FORECASTS. On the fifth Business Day of every other week, a week-by-week forecast of the projected cash flows of the Credit Parties and their Subsidiaries on a consolidated and combined basis, as applicable, for the thirteen (13) week period commencing as of the first Business Day of such week, including without limitation, (A) the total coin volume and (B) weighted-average coin volume by phone (in each case, based on daily bank deposits) for such period and cumulative from the Closing Date, together with a statement of the historical cash flows of the Credit Parties and their Subsidiaries including without limitation, (A) the total coin volume and
(B) weighted-average coin volume by phone for such period and cumulative from the Closing Date (in each case, based on daily bank deposits), and a reconciliation to the then most recently delivered forecast pursuant to this clause for the period commencing on the first Business Day of such recently delivered forecast and ending on the last Business Day of the then most recently ended week, each such forecast, historical cash flow statement and reconciliation report to be in a form reasonably acceptable to the Lenders.

                 (xiii) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Lenders may reasonably request.

             (b) FINANCIAL COVENANTS.

                 (i) BUDGET COMPLIANCE. The Credit Parties shall not pay expenses in cash, nor shall they permit their Subsidiaries to pay expenses in cash, during any year-to-date period ending as of the last day of any calendar month, in amounts which would cause the aggregate amount of expenses paid for in cash with respect to any category set forth in the Budget for such year-to-date period to exceed the amount set forth in the Budget (designated therein as "Cumulative") and corresponding to such category for such period by an amount in excess of 10% of such amount set forth in the Budget.

                 (ii) MINIMUM EBITDA. The Credit Parties shall not permit EBITDA for any fiscal period set forth below, taken as one accounting period, to be less than the amount set forth opposite such period below:

         PERIOD                                  EBITDA
         ------                                  ------
         8/1/02-12/31/02                           8,500,000
         8/1/02-3/31/03                           11,200,000
         8/1/02-6/30/03                           15,900,000
         10/1/02-9/30/03                          17,100,000
         1/1/03-12/31/03                          16,600,000
         4/1/03-3/31/04                           17,400,000
         7/1/03-6/30/04                           18,200,000
         10/1/03-9/30/04                          19,000,000
         1/1/04-12/31/04                          19,700,000
         4/1/04-3/31/05                           20,100,000
         7/1/04-6/30/05                           20,400,000
         10/1/04-9/30/05                          20,600,000
         1/1/05-12/31/05                          20,000,000

                 (iii) MINIMUM ADJUSTED EBITDA. The Credit Parties shall not permit Adjusted EBITDA for any fiscal period set forth below, taken as one accounting period, to be less than the amount set forth opposite such period below:

         PERIOD                                  ADJUSTED EBITDA
         ------                                  ---------------
         8/1/02-12/31/02                           4,300,000
         8/1/02-3/31/03                            5,800,000
         8/1/02-6/30/03                            9,100,000

         10/1/02-9/30/03                          10,400,000
         1/1/03-12/31/03                          11,300,000
         4/1/03-3/31/04                           13,300,000
         7/1/03-6/30/04                           15,500,000
         10/1/03-9/30/04                          17,700,000







             (c) PRESERVATION OF EXISTENCE AND FRANCHISES. Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by
SECTION 6.02(D).

             (d) BOOKS AND RECORDS. Each of the Credit Parties will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

             (e) COMPLIANCE WITH LAW AND LICENSES. Each of the Credit Parties will, and will cause its Subsidiaries to, (i) comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws), and (b) comply with and maintain all FCC Licenses and State Licenses, unless such noncompliance or nonmaintenance could not reasonably be expected to have a Material Adverse Effect.

             (f) PAYMENT OF TAXES AND CLAIMS. Each of the Credit Parties will pay, settle or discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties; PROVIDED, HOWEVER, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (A) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (B) could reasonably be expected to have a Material Adverse Effect.

             (g) INSURANCE. Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) from insurance companies having a rating of at least A by Best's Rating Services, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The present insurance coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on SCHEDULE 6.01(G). SCHEDULE 6.01(G) shall be amended and updated by the Credit Parties on an annual basis or upon the request of the Lenders.

             (h) MAINTENANCE OF PROPERTY. Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to casualty events), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

             (i) COLLATERAL.

                  (i) If, subsequent to the Closing Date, a Credit Party shall
(A) acquire any real property, any patented, registered or applied for intellectual property or any securities or (B) acquire any other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents, the Borrowers shall immediately notify the Agent of same.

                  (ii) Each Credit Party shall (within 30 days of such request) take such action, as reasonably requested by the Agent and at its own expense, to ensure that the Lenders have a perfected Lien in all owned real property and such personal property of the Credit Parties as set forth in the Security Agreement (whether now owned or hereafter acquired), subject only to Permitted Liens. Such actions to be required by the Agent may include, but are not limited to, delivery of mortgages, real estate title insurance policies, surveys, flood certificates, zoning certificates, environmental reports, valuations, UCC financing statements, patent, trademark or copyright filings and legal opinions with respect thereto. Upon the request of the Agent, the Borrowers shall provide such information as to the location of the personal property of the Credit Parties as reasonably requested by the Agent.

             (j) AUDITS/INSPECTIONS. Upon reasonable notice and during normal business hours, each Credit Party will permit representatives of the Agent or any Lender, including, without limitation, in-house auditors and appraisers, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or any Lender or their representatives to investigate and verify the accuracy of information provided to the Agent and the Lenders, including, without limitation, the performance of collateral valuation reviews from time to time and to discuss all such matters with the officers, employees and representatives of the Credit Parties. The Credit Parties shall pay the Agent's fees in connection with all such audits and inspections in accordance with the terms of SECTION 2.03(D).

             (k) ADDITIONAL CREDIT PARTIES. At the time any Person becomes a Subsidiary of a Credit Party, the Borrowers shall so notify the Lenders and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to (i) if it is a Domestic Subsidiary, execute a Joinder Agreement, (ii) cause all of the Capital Stock of such Person (if it is a Domestic Subsidiary) or 65% of the Capital Stock of such Person (if it is a Material First Tier Foreign Subsidiary) to be delivered to the Agent (together with undated stock powers signed in blank) and pledged to the Agent pursuant to an appropriate pledge agreement (or a joinder to the existing Security Agreement) and otherwise in a form reasonably acceptable to the Agent, (iii) if such Person is a Domestic Subsidiary, pledge all of its assets to the Agent pursuant to a security agreement in substantially the form of the Security Agreement (or a joinder to the existing Security Agreement) and otherwise in a form reasonably acceptable to the Agent, (iv) if such Person is a Domestic Subsidiary and has any Subsidiaries, (A) deliver all of the Capital Stock of such Domestic Subsidiaries owned by it and 65% of the stock of the Material First Tier Foreign Subsidiaries owned by it (together with undated stock powers signed in blank) to the Agent and (B) execute a pledge agreement (or a joinder to the existing Security Agreement) and otherwise in a form acceptable to the Agent, (v) if such Person is a Domestic Subsidiary and owns or leases any real property, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form acceptable to the Agent (or, if reasonably requested by the Agent, cause to be delivered in a commercially reasonable manner a landlord waiver or estoppel letter with respect thereto in a form acceptable to the Agent), (vi) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, valuations, flood certificates, zoning certificates, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent and (vii) provide to the Lenders (x) a new SCHEDULE 5.01(M) which shall reflect the information regarding such new Subsidiary required by SECTION 5.01(M), and (y) if applicable, a new SCHEDULE to the Security Agreement which shall reflect the pledge of the Capital Stock of such new Subsidiary.

             (l) LOCATION CONTRACTS. The Borrowers shall notify the Agent if at any time a Location Contract evidences more than seven and one-half percent (7 1/2%) of the consolidated revenues of the Credit Parties and their Subsidiaries. The Borrowers shall take such action as reasonably requested by the Agent to ensure that either (a) any such Location Contract is assignable or (b) the land owner or operator that is party to such Location Contract has consented in writing to the security interest of the Lenders therein.

             (m) BROKERS FEES. Any brokerage commission or finder's fee payable in connection with the financing arrangements provided herein will be payable by the Borrowers, and the Lenders shall have no obligation with respect thereto.

         SECTION 6.02 NEGATIVE COVENANTS. Each Credit Party hereby covenants and agrees that from the date of this Agreement and, thereafter, so long as all of the Obligations have not been paid in full:

             (a) INDEBTEDNESS. No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                 (i) Indebtedness arising under this Agreement and the other Loan Documents;

                 (ii) Indebtedness existing as of the Closing Date as referenced in SECTION 5.01(H) (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

                 (iii) purchase money Indebtedness (including Capital Leases) to finance the purchase of fixed assets (including equipment); PROVIDED that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $2,000,000 at any one time outstanding (in addition to any such Indebtedness referred to in subsection (ii) above);
(ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                 (iv) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

                 (v) Indebtedness owing by (A) a Credit Party to another Credit Party, (B) a Credit Party to a Foreign Subsidiary, (C) a Foreign Subsidiary to another Foreign Subsidiary or (D) a Foreign Subsidiary to a Credit Party if it constitutes a Permitted Investment;

                 (vi) Indebtedness arising from judgments that do not cause an Event of Default;

                 (vii) Indebtedness evidencing the financing of insurance premiums not to exceed $1,000,000 at any one time; and

                 (viii) Indebtedness in respect of the Senior Debt in an amount not to exceed that which is permitted under the Intercreditor Agreement.

             (b) LIENS. No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

             (c) NATURE OF BUSINESS. No Credit Party will, nor will it permit any of its Subsidiaries to, alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date and activities which are substantially similar or related thereto or logical extensions thereof.

             (d) CONSOLIDATION AND MERGER. Except for the Merger, no Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself; PROVIDED that a Credit Party or a Subsidiary of a Credit Party may merge or consolidate with or into another Credit Party if the following conditions are satisfied:

                 (i) the Lenders are given prior written notice of such action;

                 (ii) the Person formed by such consolidation or into which a Credit Party is merged shall either (A) be such Credit Party or (B) be a Domestic Subsidiary and expressly assume in writing all of the obligations of such Credit Party under the Loan

Documents; provided that if the transaction is between a Borrower and another Person, such Borrower must be the surviving entity;

                 (iii) the Credit Parties execute and deliver such documents, instruments and certificates as the Lenders may reasonably request (including, if necessary, to maintain its perfection and priority in the Collateral pledged pursuant to the Collateral Documents);

                 (iv) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                 (v) the Borrowers deliver to the Lenders an officer's certificate demonstrating compliance with clause (ii) above and an opinion of counsel stating that such consolidation or merger and any written agreement entered into in connection therewith, comply with this SECTION 6.02(D).

             (e) SALE OR LEASE OF ASSETS. No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (i) any inventory sold or otherwise disposed of in the ordinary course of business; (ii) the sale, lease, transfer or other disposal by a Credit Party (other than the Borrowers and Parent) of any or all of its assets to another Credit Party; (iii) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business or the trade in of equipment for equipment in better condition or of better quality, in each case in the ordinary course of business and consistent with prior practices of the Borrowers and their respective Subsidiaries; (iv) the transfer of assets which constitute a Permitted Investment; (v) subject to the prepayment provisions in SECTION 2.04, the issuance of Capital Stock by a Credit Party; (vi) the lease or sublease of real property interests in the ordinary course of business; (vii) the license of intellectual property in the ordinary course of business; and (viii) the discount in the ordinary course of business of an account receivable from an account debtor of a Credit Party.

                  Upon a sale of assets permitted by this SECTION 6.02(E), the Agent shall promptly deliver to the Borrowers, upon the Borrowers' request and at the Borrowers' expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements and if applicable, the return of such assets if they are in the possession of the Agent.

             (f) SALE LEASEBACKS. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired,
(i) which such Credit Party or its Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Credit Party or its Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease.


             (g) INVESTMENTS. No Credit Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.

             (h) RESTRICTED PAYMENTS. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividends or make any other distribution upon any shares of its Capital Stock of any class (other than dividends payable solely in Capital Stock), (ii) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares; provided that (x) any Subsidiary of a Borrower may pay dividends to its parent, (y) Davel may pay dividends to Parent (A) for general and administrative expenses in the ordinary course and (B) for the payment of taxes owing by Parent, and (z) a Credit Party may redeem the Capital Stock of a member of management in the case of death, disability or termination of such member of management, not to exceed, in the aggregate, $2,500,000 during the term of this Agreement or (iii) make any prepayment of Indebtedness (except in connection with refinancing such Indebtedness) other than Indebtedness arising under this Agreement and the other Loan Documents.

             (i) TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 6.02(I) and other than transactions between or among Credit Parties, no Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

             (j) FISCAL YEAR; ORGANIZATIONAL DOCUMENTS. No Credit Party will, nor will it permit any of its Subsidiaries to, (i) change its fiscal year or
(ii) in any manner that would reasonably be likely to materially adversely affect the rights of the Lenders, change its articles or certificate of incorporation, operating agreement, articles of organization or its bylaws.

             (k) NO LIMITATIONS. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution on any of such Person's Capital Stock,
(ii) pay any Indebtedness owed to any other Credit Party, (iii) make loans or advances to any other Credit Party or (iv) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (u) applicable law, (v) customary restrictions restricting assignment of any licensing agreement, (w) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (x) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; PROVIDED that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of a Credit Party, (y) customary financial covenant provisions in any agreement entered into in connection with the Indebtedness permitted by SECTION 6.02(A)(III) as long as such financial covenants are not more restrictive than the financial covenants set forth in this Agreement and (z) this Agreement and the other Loan Documents.

             (l) NO OTHER NEGATIVE PLEDGES. No Credit Party will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (i) as set forth in the Loan Documents and (ii) agreements entered into in connection with Indebtedness permitted by SECTION 6.02(A)(III) as long as such agreements do not prohibit Liens in favor of the Lenders.

             (m) LIMITATION ON FOREIGN OPERATIONS. The Credit Parties will not, nor will they permit any of their Subsidiaries to, allow the Foreign Subsidiaries to own assets which in the aggregate constitute more than five percent (5%) of Total Assets of the Credit Parties at any time.

             (n) CAPITAL EXPENDITURES. The Credit Parties will not permit the amount of their Capital Expenditures plus commitments for future Capital Expenditures to be paid within the then current fiscal year to exceed $3,000,000 during any fiscal year.

             (o) PARENT. Parent will not, except to the extent necessary to consummate the Merger in accordance with the Merger Agreements, engage in any business activity or operation other than (i) owning and holding the Capital Stock of Davel, (ii) guaranteeing the Obligations, (iii) pledging all of its Property (including without limitation the Capital Stock of Davel) to the Agent, on behalf of the Lenders, pursuant to the Collateral Documents, (iv) issuing equity securities, (v) preparing filings required by the Securities Act or the Exchange Act, (vi) preparing tax filings required by federal or state law and
(vii) other miscellaneous legal, tax and accounting activities related to the foregoing. Furthermore, Parent will not, except to the extent necessary to consummate the Merger in accordance with the Merger Agreements, (A) sell, transfer or otherwise dispose of any shares of Capital Stock of Davel, (B) merge with or into any other Person, (C) hold any Property other than (x) the Capital Stock of Davel, and (y) such amounts allowed to be transferred to Parent pursuant to SECTION 6.02(H), or (D) possess any liabilities other than the liabilities under the Loan Documents, tax liabilities and other liabilities in the ordinary course of business.

                        ARTICLE VII - EVENTS OF DEFAULT

         SECTION 7.01 EVENTS OF DEFAULT. An Event of Default shall exist upon the occurrence, and during the continuance, of any of the following specified events (each an "Event of Default"):

             (a) PAYMENT. Any Credit Party shall default in the payment (i) when due of any principal of the Loans or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith.

             (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

             (c) COVENANTS. Any Credit Party shall:

                  (i) default in the due performance or observance of any term, covenant or agreement contained in SECTIONS 6.01(B), (C), (E), (I), (J), (K) OR
SECTION 6.02;

                  (ii) default in the due performance or observance by it of any term, covenant or agreement contained in SECTION 6.01(A) OR (L) and such default shall continue unremedied for a period of five Business Days;

                  (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections
(a), (b) or (c)(i) or (ii) of this SECTION 7.01) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or a Credit Party's receipt of notice thereof from any Lender.

             (d) OTHER LOAN DOCUMENTS. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by any Lender, or (ii) other than because of acts or failure to act by any Lender or the Agent, any Loan Document shall fail to be in full force and effect or any Credit Party shall so assert or any Loan Document shall fail to give the Agent or any Lender the security interests, liens, rights, powers and privileges purported to be created thereby.

             (e) GUARANTIES. The Guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such Guaranty.

             (f) BANKRUPTCY, ETC. The occurrence of any of the following: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

             (g) DEFAULTS UNDER OTHER AGREEMENTS.

                 (i) An Event of Default (as defined in the Senior Debt Agreements) shall occur or exist or a Default (as defined in the Senior Debt Agreements) shall occur or exist;

                 (ii) A Credit Party or any of its Subsidiaries shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any other contract or lease to which it is a party (excluding any default under the Loan Documents, the Senior Debt Agreements, and any default in existence prior to the Closing Date under any contract or Lease listed on SCHEDULE 5.01(F)), and such default could reasonably be expected to have a Material Adverse Effect; or

                 (iii) With respect to any Indebtedness (other than Indebtedness outstanding under this Agreement or the Senior Debt Agreements) of a Credit Party or any of its Subsidiaries in a principal amount in excess of $100,000 individually, or $250,000 in the aggregate (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid.

             (h) JUDGMENTS. One or more judgments, orders, or decrees (including, without limitation, any judgment, order, or decree with respect to any litigation disclosed pursuant to the Loan Documents) shall be entered against any one or more of the Credit Parties and its Subsidiaries involving a liability of $250,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

             (i) ERISA. The occurrence of any of the following events or conditions which could reasonably be expected to have a Material Adverse Effect:
(A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section

412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or
(ii) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of
Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

             (j) OWNERSHIP. There shall occur a Change of Control.

             (k) MATERIAL LOSS OF COLLATERAL. There shall occur any loss, theft, damage or destruction of any item or items of Collateral which either (i) has had or is reasonably expected to have a Material Adverse Effect or (ii) materially and adversely affects the operation of the Credit Parties' business, taken as a whole, and is not covered by insurance as required herein.

         SECTION 7.02 ACCELERATION; REMEDIES. Upon the occurrence and during the continuance of an Event of Default and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or all of the Lenders as may be required hereunder), the Required Lenders may authorize and instruct the Agent to do any one or more of the following and in such event the Agent shall give written notice thereof to the Borrowers:

             (a) [Intentionally Omitted]

             (b) ACCELERATION OF LOANS. Declare the unpaid principal of and any accrued interest on the Loans and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

             (c) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights and remedies existing under the Security Agreement, all rights and remedies against a Guarantor and all rights of set-off.

                  Notwithstanding the foregoing, if an Event of Default specified in SECTION 7.01(F) shall occur, then all Loans, all accrued interest thereon, and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Lenders, which notice or other action is expressly waived by the Credit Parties.

         Each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate 'creditor' holding a separate 'claim' within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         SECTION 7.03 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Agreement and subject to the terms of the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Loan Documents or in respect of the Collateral shall be paid over or delivered as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent and the Lenders in connection with enforcing the rights of the Agent and the Lenders under the Loan Documents and any protective advances made by the Agent or any of the Lenders with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                 SECOND, to payment of any fees owed to any Lender under the Loan Documents;

                 THIRD, to payment of all accrued interest payable to the Lenders hereunder and all other obligations (other than those obligations to be paid pursuant to clause "FOURTH" below) which shall have become due and payable under the Loan Documents and not repaid pursuant to clauses "FIRST" and "SECOND" above;

                 FOURTH, to the payment of the outstanding principal amount of the Loans, pro rata as set forth below; and

                 FIFTH, the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied.

                       ARTICLE VIII - AGENT; THE LENDERS.

         SECTION 8.01 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this

Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this ARTICLE VIII. The provisions of this ARTICLE VIII are solely for the benefit of Agent and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, and notices with respect to the Loan Documents, (c) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (d) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (e) perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (f) incur and pay such expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         SECTION 8.02 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         SECTION 8.03 LIABILITY OF AGENT. None of the Agent-Related
Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books or records or properties of Borrowers or any of Borrowers' Subsidiaries or Affiliates.

         SECTION 8.04 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         SECTION 8.05 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default other than from the Agent, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its participants, if any. Subject to SECTION 8.04, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 7.02; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         SECTION 8.06 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lenders) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lenders) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         SECTION 8.07 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), according to their pro rata shares, from and against any and all indemnified liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such indemnified liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including reasonable attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         SECTION 8.08 AGENT IN INDIVIDUAL CAPACITY. Foothill and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lenders) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other Lenders. The other Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lenders) party to any Loan Documents that is subject to confidentiality obligations in favor of such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

         SECTION 8.09 SUCCESSOR AGENT. Agent may resign as Agent upon
45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         SECTION 8.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lenders) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other Lenders. The other Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lenders) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them.

         SECTION 8.11 WITHHOLDING TAXES.

             (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and
Borrowers:

                 (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in
Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrowers;

                 (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrowers;

                 (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrowers;

                 (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

             (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

             (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

             (e) All payments made by Borrowers hereunder or under any Note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, including any amount paid pursuant to this SECTION 8.11(E) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this SECTION 8.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

         SECTION 8.12 COLLATERAL MATTERS.

             (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under SECTION 6.02(E) of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 8.12; PROVIDED, HOWEVER, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

             (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         SECTION 8.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

             (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to a Credit Party or any deposit accounts of a Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

             (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the

Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         SECTION 8.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         SECTION 8.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.

         SECTION 8.16 CONCERNING THE COLLATERAL AND RELATED LOAN
DOCUMENTS. Each Lender authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of such Lender. Each Lender agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         SECTION 8.17 FIELD AUDITS AND EXAMINATION REPORTS;
CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

             (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

             (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

             (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of Borrowers' personnel,

             (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual assignee or participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; PROVIDED, HOWEVER, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

             (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, reasonable attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (y) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (z) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrowers, Agent promptly shall provide a copy of same to such Lender.

         SECTION 8.18 SEVERAL OBLIGATIONS; NO LIABILITY. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any participant of any other Lender. Except as provided in

SECTION 8.7, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to take any action on its behalf hereunder or in connection with the financing contemplated herein.

         SECTION 8.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brobeck, Phleger & Harrison LLP ("Brobeck") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent it in connection with any such matters.

                            RTICLE IX - MISCELLANEOUS

         SECTION 9.01 AMENDMENTS, ETC. Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrowers; PROVIDED that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender:

             (a) extend the Maturity Date or postpone or extend or waive any scheduled payment of any Loan or any portion thereof;

             (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

             (c) reduce or waive the principal amount of any Loan;

             (d) subordinate the Agent's Liens in all or substantially all of the Collateral;

             (e) release all or substantially all of the Collateral securing the Obligations hereunder (provided that the Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with SECTION 6.02(E));

             (f) release any of the Borrowers from their obligations or release all or substantially all of the other Credit Parties from their respective obligations under the Loan Documents;

             (g) amend, modify or waive any provision of this Section;

             (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

             (i) consent to the assignment or transfer by any of the Borrowers of any of their rights and obligations under (or in respect of) the Loan Documents; or

             (j) amend, modify or waive SECTION 2.04(b) or any of the provisions of this Agreement requiring pro rata reatment of payments.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         SECTION 9.02 NOTICES. Unless otherwise provided in this Agreement, all notices or demands by the Credit Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Credit Parties or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to the Credit Parties or to Agent, as the case may be, at its address set forth below:

         If to the Credit Parties:
                                    DAVEL COMMUNICATIONS, INC.
                                    North Point Tower - 7th Floor
                                    1001 Lakeside Avenue
                                    Cleveland, Ohio 44114
                                    Attn: John D. Chichester
                                    Fax No. 216.875.4339

         with copies to:            HAHN LOESER & PARKS LLP
                                    3300 BP Tower, 200 Public Square
                                    Cleveland, Ohio 44114
                                    Attn: Ronald O'Keefe, Esq.
                                    Fax No. 216.241.2824

         If to Agent:               FOOTHILL CAPITAL CORPORATION
                                    2450 Colorado Avenue
                                    Suite 3000 West
                                    Santa Monica, California  90404
                                    Attn: Amy Lam, Vice President
                                    Fax No. 310.453.7412

         with copies to:            BROBECK, PHLEGER & HARRISON LLP
                                    550 South Hope Street, Suite 2100
                                    Los Angeles, California 90071
                                    Attn:  John Francis Hilson, Esq.
                                    Fax No. 213.745.3345

Agent and the Credit Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 9.02, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Credit Party acknowledges and agrees that notices sent by the Lenders in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

         SECTION 9.03 NO WAIVER; REMEDIES. No failure on the part of any Lender to exercise, and no delay in exercising, any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Borrower or any Credit Party and any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any other right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any rights or remedies which any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender to any other or further action in any circumstances without notice or demand.

         SECTION 9.04 BENEFIT OF AGREEMENT.

             (a) GENERALLY. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this SECTION 9.04.

             (b) ASSIGNMENTS. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and its Notes); PROVIDED, HOWEVER, that:

                 (i) each such assignment shall be to an Eligible Assignee;

                 (ii) except in the case of an assignment to another Lender or an Approved Fund or Affiliate of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 (or, if less, the remaining amount of the Loans being assigned by such Lender) or an integral multiple of $500,000 in excess thereof;

                 (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes; and

                 (iv) the parties to such assignment shall execute and deliver to the remaining Lenders an assignment agreement in the form attached as EXHIBIT 9.04(B) hereto.

         Upon execution, delivery and acceptance of such assignment agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this SECTION 9.04(B), the assignor, the Lenders and the Borrowers shall make appropriate arrangements so that, if requested by such assigning Lender or its assignee, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Lenders certification as to exemption from deduction or withholding of taxes.

         By executing and delivering an assignment agreement in accordance with this SECTION 9.04, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement;
(D) such assignee confirms that it has received a copy of this Agreement, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; and (F) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

             (c) PARTICIPATIONS. Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the

Borrowers relating to their Loans and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on such Loans).

             (d) NONRESTRICTED ASSIGNMENTS. Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) any Lender which is an investment fund that invests in Loans may assign or pledge all or any portion of its Loans or the other Obligations owed to such Lender to its trustee or any other representative of holders of obligations owed or securities issued by such Lender as security for such obligations or securities. The foregoing assignments and pledges shall not be subject to the provisions of SECTION 9.04(B). No such assignment or pledge shall release the assigning Lender from its obligations hereunder.

             (e) INFORMATION. Any Lender may furnish any information concerning the Credit Parties or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of SECTION 9.13.

         SECTION 9.05 PAYMENT OF EXPENSES; INDEMNIFICATION. The Credit
Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, search fees, filing and recording fees, financial examination and collateral appraisal fees and expenses, professional fees and expenses, including the reasonable fees and expenses of Brobeck, Phleger & Harrison, special counsel to the Agent, and any other special counsel to the Agent) in connection with (i) the negotiation, preparation, execution and delivery and administration of this Agreement and the other Loan Documents and the documents and instruments referred to therein, and (ii) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Agreement; (b) after the occurrence and during the continuation of an Event of Default, reimburse the Agent and each Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such Event of Default, including, without limitation, reasonable attorneys fees and expenses and other professional expenses; and (c) indemnify each Lender, its officers, directors, trustees, investment advisors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to
(i) the entering into and/or performance of any Loan Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, claims for brokerage commissions or finder's fees and the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, (ii) any Environmental Claim, and (iii) any claims for Non-Excluded Taxes (but excluding in the case of (i), (ii) and (iii) above, any such losses, liabilities, claims, damages or expenses to the extent it is finally judicially determined that such losses, liabilities, claims, damages or expenses were incurred by reason of bad faith, gross negligence or willful misconduct on the part of the Person to be indemnified).

         SECTION 9.06 COUNTERPARTS/TELECOPY. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

         SECTION 9.07 HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         SECTION 9.08 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS
AND WARRANTIES. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, and the repayment of the Loans and other Obligations.

         SECTION 9.09 GOVERNING LAW, JURISDICTION, WAIVER OF JURY TRIAL, ETC.

             (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

             (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE CREDIT PARTIES AND THE LENDERS WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.09(B).

             THE CREDIT PARTIES AND THE LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE CREDIT PARTIES AND THE LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         SECTION 9.10 TIME. All references to time herein shall be references to Pacific Standard Time or Pacific Daylight Time, as the case may be, unless specified otherwise.

         SECTION 9.11 SEVERABILITY. If any provision of any of the Loan Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         SECTION 9.12 FURTHER ASSURANCES. The Credit Parties agree, upon the request of the Lenders, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Agreement and the other Loan Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than Permitted Liens.

         SECTION 9.13 CONFIDENTIALITY. Each Lender agrees that it will use its reasonable best efforts to keep confidential any non-public information from time to time supplied to it under any Loan Document; PROVIDED, HOWEVER, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and agrees to be bound by the provisions of this SECTION 9.13, (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party, provided that such Lender takes reasonable steps to obtain the agreement of such person or a protective order requiring such person to maintain confidentiality of such information, or (g) to any direct or indirect contractual counterparty in any swap agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this SECTION 9.13); and provided further that no Lender shall have any obligation under this SECTION 9.13 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this SECTION 9.13 by any Lender or representative thereof.

         SECTION 9.14 ENTIRETY. This Agreement together with the other
Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

         SECTION 9.15 BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Agreement shall become effective at such time when all of the conditions set forth in SECTION 4.01 have been satisfied or waived by the Required Lenders and it shall have been executed by the Borrowers, the Guarantors and the Lenders, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, and each Lender and their respective successors and assigns.

                  (b) This Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Obligations (other than any obligations which by the terms thereof are stated to survive the termination of the Loan Documents) have been paid in full. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Loan Documents and the Agent shall, at the request and expense of the Borrowers, deliver all Collateral in its possession to the Borrowers and release all Liens on Collateral; provided that should any payment, in whole or in part, of the Obligations be rescinded or otherwise required to be restored or returned by any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Loan Documents shall automatically be reinstated and all Liens of the Lenders shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Agent or any Lender in connection therewith shall be deemed included as part of the Obligations.

                  IN WITNESS WHEREOF, each of the Credit Parties and the Lenders has caused this Agreement to be executed by its officer thereunto duly authorized, as of the date first above written.

BORROWERS:                  DAVEL FINANCING COMPANY, L.L.C.,
                            a Delaware limited liability company

                            By:  DAVEL COMMUNICATIONS, INC.,
                                     its sole managing member

                                  By:    /s/Bruce W. Renard
                                      ----------------------------------
                                       Name:  Bruce W. Renard
                                       Title:  President

                            PHONETEL TECHNOLOGIES, INC.,
                            an Ohio corporation

                                  By:    /s/John D. Chichester
                                      ----------------------------------
                                       Name:  John D. Chichester
                                       Title:  Chief Executive Officer

                            CHEROKEE COMMUNICATIONS, INC.,
                            a Texas corporation

                                  By:     /s/John D. Chichester
                                       ---------------------------------
                                       Name:  John D. Chichester
                                       Title:  Chief Executive Officer

PARENT GUARANTOR:           DAVEL COMMUNICATIONS, INC.,
                            a Delaware corporation

                                  By:    /s/Bruce W. Renard
                                      ----------------------------------
                                       Name:  Bruce W. Renard
                                       Title:  President

SUBSIDIARY GUARANTORS:      DAVEL COMMUNICATIONS GROUP, INC.,
                            an Illinois corporation

                            ADTEC COMMUNICATIONS, INC.,
                            a Florida corporation

                            CENTRAL PAYPHONE SERVICES, INC.,
                            a Georgia corporation

                            COMMUNICATIONS CENTRAL INC.,
                            a Georgia corporation

                            COMMUNICATIONS CENTRAL OF GEORGIA, INC., a Georgia corporation

                            DAVEL MEDIA, INC.,
                            a Delaware corporation

                            DAVEL MEXICO, LTD.,
                            an Illinois corporation

                            DAVELTEL, INC.,
                            An Illinois corporation

                            INTERSTATE COMMUNICATIONS, INC.,
                            a Georgia corporation

                            INVISION TELECOM, INC.,
                            a Georgia corporation

                            PEOPLES ACQUISITION CORPORATION,
                            a Pennsylvania corporation

                            PEOPLES COLLECTORS, INC.,
                            a Delaware corporation

                            PEOPLES TELEPHONE COMPANY, INC.,
                            a New York corporation

                            PEOPLES TELEPHONE COMPANY, INC.,
                            a New Hampshire corporation

                            PTC CELLULAR, INC.,
                            a Delaware corporation

                            PTC SECURITY SYSTEMS, INC.,
                            a Florida corporation

                            SILVERADO COMMUNICATIONS   CORP.,
                            a Colorado corporation

                                TELALEASING ENTERPRISES, INC.,
                                an Illinois corporation

                                T.R.C.A., INC.
                                an Illinois corporation

                                      By:    /s/Bruce W. Renard
                                          ----------------------------------
                                           Name:  Bruce W. Renard
                                           Title:  President



                                      By:  __________________
                                           Name:
                                           Title:

AGENT:                                  FOOTHILL CAPITAL CORPORATION, as
                                        Agent and Lender




                                        By:    /s/Amy Lam
                                             ------------------------------
                                                 Name:  Amy Lam
                                                 Title:  Vice President





LENDERS:                     FOOTHILL PARTNERS III, L.P.
-------

                             By:    /s/Dennis R. Ascher
                                  ----------------------------------
                                      Name:  Dennis R. Ascher
                                      Title:  Managing Member


                            ABLECO FINANCE LLC, as
                            Lender and agent for its
                            affiliate assigns




                             By:    /s/Mark Neporent
                                  ----------------------------------
                                      Name:  Mark Neporent
                                      Title:  Sr. V.P./Chief Operating Officer


                             PNC BANK, NATIONAL ASSOCIATION




                             By:    /s/Michael A. Valerio Jr Vp
                                  ---------------------------------------
                                      Name:  Michael A. Valerio, Jr.
                                      Title:  Vice President

                                       U.S. BANK NATIONAL ASSOCIATION


                                       By:    /s/James P. Cecil
                                            ------------------------------------
                                       Name:  James P. Cecil
                                       Title:  Assistant Vice President




                                       ARK CLO 2000-1, LIMITED

                                       BY:      PATRIARCH PARTNERS, LLC
                                                ITS COLLATERAL MANAGER




                                                By:    /s/Lynn Tilton
                                                     ---------------------------

                                                    Name:  Lynn Tilton
                                                    Title:  Authorized Signatory




                                       CERBERUS PARTNERS, L.P.

                                       BY:  CERBERUS ASSOCIATES, LLC, AS
                                       GENERAL PARTNER




                                                By:    /s/Mark Neporent
                                                     --------------------------
                                                    Name:  Mark Neporent
                                                    Title:  V.P.


                                   BNP PARIBAS




  By:    /s/Curtis Deane              By:    /s/Edward V. Canale
       ------------------------------      -----------------------------------
          Name:  Curtis Deane                 Name:  Edward V. Canale
          Title:  Director                    Title:  Managing Director

                                        MORGAN STANLEY PRIME INCOME TRUST




                                        By:    /s/Sheila Finnerty
                                             ------------------------------
                                                 Name:  Sheila Finnerty
                                                 Title:  Executive Director

                                          HELLER FINANCIAL, INC.




                                          By:    /s/P. Hayes
        `                                    ------------------------------
                                                   Name:  Patrick Hayes
                                                   Title:  SVP